                                                                    Exhibit 99.1

                                                                  Execution Copy


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                                  dELiA*s INC.
                         and its Subsidiaries set forth
                              on Schedule 1 hereto
                                  ("Borrowers")


                                       and


                         CONGRESS FINANCIAL CORPORATION
                                   ("Lender")


                                 April 28, 2000

                                TABLE OF CONTENTS

                                                                          Page

SECTION 1 DEFINITIONS........................................................1
1.1.  Definitions............................................................1
1.2.  Accounting Principles.................................................17

SECTION 2 CREDIT FACILITY...................................................17
2.1.  The Facility..........................................................17
2.2.  Letter of Credit Accommodations.......................................19
2.3.  Joint and Several Liability...........................................22
2.4.  Promissory Note.......................................................23

SECTION 3 INTEREST AND FEES.................................................23
3.1.  Interest..............................................................23
3.2.  Special Provisions Applicable to Adjusted Libor Rate..................24
3.3.  Regulatory Changes in Capital Requirements............................26
3.4.  Fees  ................................................................27

SECTION 4 REPRESENTATIONS AND WARRANTIES....................................27
4.1.  Organization and Good Standing........................................27
4.2.  Power and Authority; Validity of Agreement............................27
4.3.  No Violation of Laws or Agreements....................................28
4.4.  Material Contracts....................................................28
4.5.  Compliance............................................................28
4.6.  Litigation............................................................29
4.7.  Priority of Liens; Title to Properties................................29
4.8.  Accuracy of Information; Full Disclosure..............................29
4.9.  Taxes and Assessments.................................................29
4.10. Indebtedness..........................................................30
4.11. Management Agreements.................................................30
4.12. Investments; Capital Structure........................................30
4.13. ERISA ................................................................30
4.14. Fees and Commissions..................................................31
4.15. No Extension of Credit for Securities.................................31
4.16. Perfection of Security Interest and Pledge............................31
4.17. Hazardous Wastes, Substances and Petroleum Products...................32
4.18. Solvency..............................................................32
4.19. Employee Controversies................................................33
4.20. Intellectual Property.................................................33
4.21. Foreign Assets Control Regulations....................................33
4.22. Investment Company Act................................................34
4.23. Public Utility Holding Company Act....................................34
4.24. Credit Card Agreements................................................34
4.25. Bank Accounts.........................................................34


                                       (i)

4.26. Interrelated Businesses...............................................34
4.27. Dissolution of TSI Real Estate Holding Company and dELiA*s Real Estate
      Holding Company.......................................................35
4.28. Accuracy and Completeness of Information..............................35
4.29. Survival of Warranties; Cumulative....................................35

SECTION 5 CONDITIONS........................................................36
5.1.  Conditions Precedent to Initial Loans and Letter of Credit
      Accommodations........................................................36
5.2.  Conditions Precedent to All Loans and Letter of Credit
      Accommodations........................................................38

SECTION 6 AFFIRMATIVE COVENANTS.............................................39
6.1.  Existence and Good Standing...........................................39
6.2.  Financial Statements and Other Information............................39
6.3.  Insurance.............................................................40
6.4.  Taxes ................................................................41
6.5.  Compliance; Notification..............................................41
6.6.  ERISA ................................................................42
6.7.  Adjusted Tangible Net Worth...........................................42
6.8.  Borrowing Base........................................................42
6.9.  Management Changes....................................................42
6.10. Transactions Among Affiliates.........................................42
6.11. New Locations; Landlord or Mortgagee Waivers..........................43
6.12. Further Assurances.  .................................................43
6.13. Fiscal Years..........................................................43
6.14. Credit Card Agreements................................................43
6.15. Conduct of Business...................................................44
6.16. Amendment of Articles or Certificates of Incorporation................44

SECTION 7 NEGATIVE COVENANTS................................................44
7.1.  Indebtedness..........................................................44
7.2.  Guaranties............................................................46
7.3.  Loans ................................................................46
7.4.  Liens and Encumbrances................................................46
7.5.  Additional Negative Pledge............................................47
7.6.  Restricted Payments...................................................48
7.7.  Transfer of Assets; Mergers; Liquidation..............................48
7.8.  Acquisitions and Investments..........................................52
7.9.  Payments to Affiliates................................................53
7.10. Use of Proceeds.......................................................53
7.11. Use of Creditors' Rights Provision Articles or Certificates of
      Incorporation.........................................................53
7.12. Additional Bank Accounts..............................................54

SECTION 8 ADDITIONAL COLLATERAL AND RIGHT OF SET-OFF........................54
8.1.  Additional Collateral.................................................54
8.2.  Right of Set-off......................................................54


                                      (ii)

SECTION 9 DEFAULT...........................................................54
9.1.  Events of Default.....................................................55
9.2.  Remedies..............................................................57

SECTION 10 COLLECTIONS AND ADMINISTRATION...................................57
10.1. Borrowers' Loan Accounts..............................................57
10.2. Statements............................................................57
10.3. Collection of Accounts................................................57
10.4. Payments..............................................................59
10.5. Authorization to Make Loans...........................................60
10.6. Appointment of Agent for Requesting Loans and Receipts of Loans and
      Statements............................................................60
10.7. Costs and Expenses....................................................61

SECTION 11 ACKNOWLEDGMENT AND RESTATEMENT...................................62
11.1. Existing Obligations..................................................62
11.2. Acknowledgment of Security Interest...................................62
11.3. Existing Agreements...................................................62
11.4. Restatement...........................................................62

SECTION 12 TERM OF AGREEMENT; MISCELLANEOUS.................................63
12.1. Term  ................................................................63
12.2. Indemnification and Release Provisions................................65
12.3. Participations and Assignments........................................65
12.4. Interpretative Provisions.............................................66
12.5. Binding and Governing Law.............................................67
12.6. Survival..............................................................67
12.7. No Waiver; Delay......................................................67
12.8. Entire Agreement......................................................67
12.9. Modification..........................................................67
12.10.  Headings............................................................67
12.11.  Notices.............................................................67
12.12.  Payment on Non-Business Days........................................68
12.13.  Time of Day.........................................................68
12.14.  Severability........................................................68
12.15.  Counterparts........................................................69
12.16.  Consent to Jurisdiction and Service of Process......................69
12.17.   WAIVER OF JURY TRIAL...............................................69
12.18.   ACKNOWLEDGMENTS....................................................69


                                      (iii)

                             Schedules and Exhibits
                                       To
                      Amended and Restated Credit Agreement
                      -------------------------------------

            Exhibit A        Compliance Certificate
            Schedule 1       List of Borrowers
            Schedule 1(a)    List of Existing Agreements
            Schedule 1(b)    Existing Letters of Credit
            Schedule 1(c)    Hanover Facility Collateral
            Schedule 4.1     List of Borrowers and Jurisdiction of Incorporation
            Schedule 4.4     List of Material Contracts
            Schedule 4.6     Pending Litigation
            Schedule 4.7     Existing Liens
            Schedule 4.9     Tax Matters
            Schedule 4.10    Existing Indebtedness
            Schedule 4.11    Management Agreements
            Schedule 4.17    Environmental Matters
            Schedule 4.12    List of Subsidiaries
            Schedule 4.24    List of Credit Card Agreements
            Schedule 4.25    List of Bank Accounts
            Schedule 11.1    Amount of Existing Debt to Existing Lender


                                      (iv)

                      AMENDED AND RESTATED CREDIT AGREEMENT


      THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made April 28, 2000, by and among dELiA*s INC., a Delaware corporation ("dELiA*s"), and the Subsidiaries of dELiA*s set forth on Schedule 1 attached hereto (each individually a "Borrower" and individually and collectively, "Borrowers") and CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                               W I T N E S S E T H

      WHEREAS, Borrowers have previously entered into financing arrangements with First Union National Bank in its capacity as lender (in such capacity, the "Existing Lender") pursuant to which Existing Lender has made loans and advances and provided other financial accommodations to Borrowers on a joint and several basis, as set forth in the Existing Agreements (as hereinafter defined);

      WHEREAS, Existing Lender has assigned all of its right, title and interest in, to and under such financing arrangements to Lender as set forth in the Assignment Agreement (as hereinafter defined); and

      WHEREAS, pursuant to such assignment, Borrowers have requested and Lender is willing to amend, restate and extend the terms of the Existing Agreements as provided herein.

      NOW, THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      1.1. DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings set forth below.

      "ACCOUNTS means, as to each Borrower, all present and future rights of such Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance, and including, without limitation, Credit Card Receivables.

      "ADDITIONAL APPRAISAL" shall have the meaning set forth in Section 2.1(d) hereof.

      "ADJUSTED LIBOR RATE" means, for any Interest Period, as applied to a Libor Loan, the rate per annum (rounded upwards, if necessary to the next 1/100 of 1%) determined pursuant to the following formula:

               Adjusted Libor Rate    =           LIBOR RATE
                                        ------------------------------
                                        [1 - Libor Reserve Percentage]

For purposes hereof, "Libor Rate" means, as applied to a Libor Loan, the rate which appears on the Telerate Page 3750 at approximately 9:00 a.m. Philadelphia time two (2) Business Days prior to the commencement of such Interest Period for the offering to leading banks in the London Interbank Market of deposits in United States dollars ("Eurodollars") or, if such rate does not appear on the Telerate page 3750, the rate which appears (or, if two or more such rates appear, the average rounded up to the nearest 1/100 of 1% of the rates which appear) on the Reuters Screen LIBO Page as of 9:00 a.m. Philadelphia time two
(2) Business Days prior to the commencement of the Interest Period, in either case for an amount substantially equal to such Libor Loan as to which Borrowers may elect the Adjusted Libor Rate to be applicable with a maturity of comparable duration to the Interest Period selected by Borrowers for such Libor Loan, as may be adjusted from time to time in accordance with Section 3.2 hereof.

      "ADJUSTED NET WORTH" means as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to (a) the difference between: (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals) plus (b) Indebtedness of such Person and its Subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender, after notice by Borrowers to Lender to include such Indebtedness in the calculation of the Adjusted Net Worth. Notwithstanding anything to the contrary set forth above, in no event shall the investment of any Borrower in iTurf be considered in the calculation of Adjusted Net Worth.

      "AFFILIATE" means as to any party: (a) any person who or entity which directly or indirectly owns, controls or holds ten percent (10%) or more of the outstanding beneficial interests in such party; (b) any entity of which ten percent (10%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by such party; (c) any entity which directly or indirectly is under common control with such party; (d) any director or general partner of such party or any Affiliate; or (e) any immediate family member of any person who is an Affiliate. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

      "AGREEMENT" means this Amended and Restated Credit Agreement and all exhibits and schedules hereto, as each may be amended, modified, supplemented, extended, renewed, consolidated or restated from time to time.

      "ASSIGNMENT AGREEMENT" means the Assignment and Assumption Agreement, dated of even date herewith, between the Existing Lender, as assignor, and Lender, as assignee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, consolidated, or restated from time to time.

      "BLOCKED ACCOUNT" shall have the meaning set forth in Section 10.3 hereof.

      "BORROWER" means individually, and "BORROWERS" means individually and collectively, dELiA*s and the Subsidiaries of dELiA*s listed on Schedule 1 attached hereto.

      "BORROWING BASE" means as of any date of determination without duplication the amount equal to: (a) sixty-five percent (65%) of the Value of Eligible Inventory during the period from and including January 1 of each year through and including August 31 of such year, or seventy percent (70%) of the Value of Eligible Inventory during the period from and including September 1 of each year through and including December 31 of such year (or if less, at any time the amount equal to eighty-five percent (85%) of the Net Recovery Cost Percentage multiplied by the Value of Eligible Inventory), LESS (b) any Reserves.

      "BORROWING BASE ADJUSTMENT OPTION" shall have the meaning set forth in
Section 2.1(e). In no event shall the use of such term in any provision hereof be construed to limit any rights of Lender hereunder or in any of the other Financing Agreements.

      "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Libor Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      "CAPITAL EXPENDITURES" means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including direct or indirect acquisition of such assets.

      "CAPITAL LEASES" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

      "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

      "CHANGE OF CONTROL" means (a) if any person or group within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder (other than Stephen
I. Kahn and Christopher C. Edgar) shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of dELiA*s (or other securities convertible into such securities) representing twenty-five percent (25%) of the combined voting power of all securities of dELiA*s entitled to vote in the election of directors (hereinafter called a "Controlling Person"); or (b) a majority of the Board of Directors of dELiA*s shall cease for any reason to consist of: (i) individuals who on the date of this Agreement were serving as directors of dELiA*s or (ii) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the board is recommended or approved by a majority of the Board of Directors of dELiA*s. For purposes of clause (a) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this definition as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (a) above.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

      "COLLATERAL" shall have the meaning set forth in the Security Agreement.

      "COLLATERAL ACCESS AGREEMENT" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to any Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

      "CONSOLIDATED PRE-TAX NET INCOME" means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income
(loss) for such period and, without duplication, before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; PROVIDED, THAT, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain together with any related Provision for Taxes for such gain realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

      "COST" means, as to the Inventory as of any date, the cost of such Inventory as of such date, determined on a first-in-first-out basis principally on the weighted average cost basis in accordance with GAAP.

      "CREDIT CARD ACKNOWLEDGMENTS" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest in the monies due and to become due to any Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      "CREDIT CARD AGREEMENTS" shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 4.24 hereto.

      "CREDIT CARD ISSUER" shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

      "CREDIT CARD PROCESSOR" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

      "CREDIT CARD RECEIVABLES" shall mean collectively, (a) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

      "DEFAULT" means an event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default.

      "DELIA*S" means dELiA*s Inc., a Delaware corporation.

      "ELIGIBLE INVENTORY" means all Inventory of Borrowers consisting of finished goods held for resale in the ordinary course of the business of Borrowers which is acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include:

      (a) any Inventory located outside of the United States;

      (b) any Inventory in the possession of a contract manufacturer, or in the possession of a third party on consignment or pursuant to a sale on approval or sale or return, or otherwise located at the place of business of a third party at which such party deals in goods of that kind or under other circumstances in which such third party or creditors of such third party may be able to assert rights in the Inventory;

      (c) any Inventory represented by warehouse receipts or other documents of title;

      (d) any Inventory sold on lay-away or any similar arrangement valued in the aggregate in excess of $25,000; and

      (e) any Inventory that is damaged, obsolete, defective or otherwise not salable in the ordinary course of business;

      (f) packaging and shipping materials;

      (g) supplies used or consumed in any Borrower's business;

      (h) Inventory at premises other than those owned and controlled by a Borrower, EXCEPT FOR (i) Inventory at a retail store location of any Borrower which is leased by it if either (A) Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises or (B) if Lender has not received such

Collateral Access Agreement, then Lender shall have established a Reserve in respect of amounts due or to become due to the owner and lessor of such retail store location (without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise), PROVIDED, THAT, Lender shall not establish Reserves as to amounts due or to become due to the owners and lessors of retail store locations operated by TSI Soccer Corporation pursuant to its rights under this clause (h)(i)(B) until October 1, 2000 (or earlier, at Lender's option upon a Default or Event of Default), (ii) Inventory at any other locations of a Borrower which are leased by it, if Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises, and (iii) Inventory located in the United States of America either in transit from a location of any Borrower to one of the locations of another Borrower where other Eligible Inventory may be located or in transit to one of the locations of a Borrower where Eligible Inventory may be located from the port of entry in the United States of America (and which is no longer or is otherwise not subject to a Letter of Credit Accommodation);

      (i) Inventory subject to a security interest or lien in favor of any person other than Lender;

      (j) bill and hold goods;

      (k) Inventory which is not subject to the first priority, valid and perfected security interest of Lender;

      (l) returned Inventory that is not held for resale; and

      (m) Inventory to be returned to vendors.

General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from dELiA*s, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      "ENVIRONMENTAL CONTROL STATUTES" means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

      "EPA" means the United States Environmental Protection Agency, or any successor thereto.

      "ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all rules and regulations in effect at any time thereunder.

      "ERISA AFFILIATE" means, when used with respect to any Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any person or entity that is a member of any group or organization within the meaning of Code Sections 414(b), (c), (m) or (o) of which any Borrower is a member.

      "EVENT OF DEFAULT" means an event described in Section 9.1 hereof.

      "EXCESS AVAILABILITY" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and
(ii) the Maximum Credit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time, other than trade payables and other obligations being disputed by Borrowers in good faith.

      "EXISTING AGREEMENTS" means each and all of the following, as the same now exist and may have heretofore been amended, modified and supplemented: (a) the Credit Agreement, dated as of December 7, 1998, by and among Borrowers and Lender, as assignee of Existing Lender (and including all amendments thereto prior to the date hereof); (b) the Promissory Note, dated as of December 7, 1998, issued by Borrowers payable to the order of Lender (as assignee of Existing Lender) in the principal amount of up to $25,000,000; (c) the Security Agreement, dated as of December 7, 1998, by Borrowers in favor of Lender (as assignee of Existing Lender); (d) the Pledge Agreement, dated as of December 7, 1998, by Borrowers in favor of Lender (as assignee of Existing Lender); (e) the Intellectual Property Security Agreement, dated as of December 7, 1998, by Borrowers in favor of Lender (as assignee of Existing Lender); and (f) the other documents listed on Schedule 1(a) hereto.

      "EXISTING LENDER" means First Union National Bank, a national banking association and its successors and assigns.

      "EXISTING LETTERS OF CREDIT" means, collectively, the letters of credit issued for the account of a Borrower or for which any Borrower is otherwise liable listed on Schedule 1(b) hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

      "FAIR MARKET VALUE" shall mean, with respect to the shares of Capital Stock of iTurf owned by dELiA*s consisting of Class B common stock or Class A common stock (a) the closing price per share of shares of the same class of common stock on the principal exchange on which shares of such class of common stock are then trading, if any, on such date, or if shares of such class of common stock were not traded on such date, then on the next preceding trading day during which a sale occurred; or (b) if shares of such class of common stock are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (i) the last sales price, if shares of such class of common stock are then listed as a National Market Issue under the NASDAQ National Market System or (ii) in all other cases, the mean between the closing representative bid and asked price for shares fo such class stock on such date as reported by NASDAQ or such successor quotation system; or (c) if shares of such class of common stock are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for shares of such class of common stock on such date as determined in good faith by Lender; or (d) if shares of such class of common stock are not publicly traded, the fair market value established by Lender in good faith.

      "FEDERAL FUNDS RATE" means, for any day, the effective rate of interest for such day, as announced from time to time by the Board of Governors of the Federal Reserve System as shown in publication H.15 as the "Federal Funds Rate."

      "FEE LETTER" means the letter agreement, dated on or about the date hereof, by and among Borrowers and Lender, setting forth certain fees payable by Borrowers to Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

      "FINANCING AGREEMENTS" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

      "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board, which are applicable in the circumstances as of the date in question, subject to Section 1.2 hereof; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period, subject to Section 1.2 hereof.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "HANOVER FACILITY LOAN AGREEMENTS" means, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Construction Loan Agreement, dated August 6, 1999, by and between Allfirst Bank and dELiA*s Distribution Company; (b) the Open-End Construction/Permanent Loan Mortgage and Security Agreement, dated August 6, 1999, by dELiA*s Distribution Company in favor of Allfirst Bank with respect to the real property located at 348 Poplar Street, Hanover, Pennsylvania 17331; (c) the Hanover Security Agreement; (d) the Collateral Assignment of Agreements Affecting Real Estate, dated August 6, 1999, by dELiA*s Distribution Company in favor of Allfirst Bank; (e) the Assignment of Leases and Rents, dated August 6, 1999, by dELiA*s Distribution Company in favor of Allfirst Bank; and (f) the Suretyship Agreement, dated August 6, 1999, by dELiA*s in favor of Allfirst Bank.

      "HANOVER FACILITY COLLATERAL" means the assets of dELiA*s Distribution Company described on Schedule 1(c) hereto which are subject to the valid and perfected security interest of Allfirst Bank pursuant to the Hanover Facility Loan Agreements as in effect on the date hereof.

      "HANOVER SECURITY AGREEMENT" means the Equipment Security Agreement, dated August 6, 1999, by dELiA*s Distribution Company in favor of Allfirst Bank with respect to the equipment and fixtures located at 348 Poplar Street, Hanover, Pennsylvania 17331, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      "HAZARDOUS SUBSTANCE" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant regulated under any Environmental Control Statutes.

      "INDEBTEDNESS" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

      "INTANGIBLE ASSETS" means for dELiA*s and its consolidated Subsidiaries, all assets which would be classified in accordance with GAAP as intangible assets, including without limitation, all franchises, licenses, permits, patents, patent applications, copyrights, trademarks, tradenames, goodwill, experimental or organization expenses and other like intangibles, the cash surrender value and other like intangibles of any life insurance policy, treasury stock and unamortized debt discount.

      "INTELLECTUAL PROPERTY" means, as to each Borrower, such Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

      "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Amended and Restated Intellectual Property Security Agreement, dated of even date herewith, by Borrowers in favor of Lender as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time.

      "INTEREST PERIOD" means, with respect to any Libor Loan, a period of one
(1), two (2), or three (3) months' duration, as Borrowers may elect, during which the Adjusted Libor Rate is applicable; provided, however, that (a) if any Interest Period would otherwise end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, subject to clause
(c) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires;
(c) with respect to an Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of a calendar month; and (d) Borrowers may not elect an Interest Period that would extend past the Renewal Date.

      "INTEREST RATE" means:

      (a) Subject to clauses (b) and (c) below, (i) as to Prime Rate Loans, a rate equal to one-quarter percent (1/4%) per annum in excess of the Prime Rate and (ii) as to Libor Loans, a rate equal to two and one-quarter percent (2 1/4%) per annum in excess of the Adjusted Libor Rate (based on the Adjusted Libor Rate applicable for the Interest Period selected by dELiA*s on behalf of Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of dELiA*s for such Libor Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to dELiA*s or any other Borrower).

      (b) Notwithstanding anything to the contrary set forth in clause (a) above, the Interest Rate shall mean, as to Prime Rate Loans, a rate equal to the Prime Rate per annum and as to Libor Loans, a rate equal to two percent (2%) per annum in excess of the Adjusted Libor Rate (calculated as described in clause
(a)(ii) above), in each case, effective as of the first day of the month after each of the following conditions is satisfied as determined by Lender in good faith: (i) the Consolidated Pre-Tax Net Income of dELiA*s and its Subsidiaries for the immediately preceding twelve (12) month fiscal year (commencing with the fiscal year ending on January 31, 2001) calculated based on the audited financial statements of dELiA*s and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with Section 6.2 hereof, shall be positive and (ii) no Default or Event of Default shall exist or have occurred and be continuing; PROVIDED, THAT, in the event that the Interest Rate is reduced as provided in this clause (b), if in any subsequent fiscal year thereafter the condition set forth in clause (b)(i) is not satisfied, effective as of the first day of the month after the receipt by Lender of the audited financial statements of dELiA*s and its Subsidiaries for such fiscal year, the Interest Rate shall increase to those rates set forth in clause (a) above.

      (c) Notwithstanding anything to the contrary contained in clause (a) or clause (b) above, the Interest Rate shall mean, at Lender's option, as to Prime Rate Loans, the rate of two and one-quarter percent (2 1/4%) per annum in excess of the Prime Rate, and as to Libor Loans, the rate of four and one-quarter percent (4 1/4%) per annum in excess of the Adjusted Libor Rate, without notice,
(i) for the period (A) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on the Loans to any Borrower at any time outstanding in excess of the Borrowing Base (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      "INVENTORY" means , as to each Borrower, all of each Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      "ITURF" means iTurf, Inc., a Delaware corporation.

      "LEASE" means a lease of real property to which any Borrower is a party.

      "LENDER" means Congress Financial Corporation, a Delaware corporation.

      "LETTER OF CREDIT ACCOMMODATION" means individually, and "LETTER OF CREDIT ACCOMMODATIONS" means individually and collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

      "LIBOR LOANS" means any Loans or portion thereof on which interest is payable based on the Adjusted Libor Rate in accordance with the terms hereof.

      "LIBOR RESERVE" means, for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to Lender on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Lender is subject for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

      "LIBOR RESERVE PERCENTAGE" means, for Lender (or Reference Bank) on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender or Reference Bank is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Lender or Reference Bank is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States dollars or
(ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a Libor Loan. The Adjusted Libor Rate shall be adjusted on and as of the effective day of any change in the Libor Reserve Percentage. Lender hereby acknowledges that on the date of this Agreement the Libor Reserve Percentage is zero (0).

      "LOANS" means the loans now or hereafter made by Lender to or for the benefit of any Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      "MATERIAL CONTRACT" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets or financial condition or results of operations of such Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder. In no event shall any lease with respect to a retail or outlet store location be deemed a Material Contract.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the financial condition, business, performance, operations or properties of Borrowers taken as a whole or (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral (taken as a whole) or the aggregate value of the Collateral; (e) the ability of Borrowers to repay the Obligations or of Borrowers to perform their obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

      "MAXIMUM CREDIT" means at any time the maximum aggregate principal amount up to which Lender has agreed to make under Section 2.1 hereof and/or arrange for the issuance of Letter of Credit Accommodations under Section 2.2 hereof, being $25,000,000 on the date of this Agreement.

      "NET RECOVERY COST PERCENTAGE" means the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with the Security Agreement, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

      "NOTE" means the Amended and Restated Note, dated of even date herewith, by Borrowers payable to the order of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, extended, consolidated or replaced from time to time.

      "NOTICE DATE" shall have the meaning set forth in Section 2.1(c) hereof.

      "OBLIGATIONS" means any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      "OBLIGOR" means any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

      "PAYMENT ACCOUNT" shall have the meaning set forth in Section 10.3 hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "PERMITTED INVESTMENTS" means:

      (a) investments in commercial paper;

      (b) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America;

      (c) obligations issued or guaranteed by any State or political subdivision thereof:

      (d) investments in certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and the long-term deposits of which are rated A1 or better by Moody's Investor Service, Inc. or equivalent by Standard & Poor's Corporation;

      (e) investments in money market funds which invest solely in any of the foregoing (a) through (d) above; and

      (f) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued or fully guaranteed by the United States of America in which a Borrower has a perfected first priority security interest (subject to no other liens or encumbrances) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations;

provided that the investments described in (a) - (c) above which are: (i) rated "AA" (or the equivalent thereof) or better by Standard & Poor's Corporation shall mature within three (3) years of the acquisition thereof; and (ii) rated "A-1" (or the equivalent thereof ) or better by Standard & Poor's Corporation shall mature within one (1) year of the acquisition thereof.

      "PERSON" or "PERSONS" means any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      "PLAN" means any employee pension benefit or employee welfare benefit plan as defined in Sections 3(1) or (2) of ERISA maintained or sponsored by, contributed to, or covering employees of any Borrower or, if applicable, any ERISA Affiliate.

      "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement, dated of even date herewith, by dELiA*s in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

      "PRIME RATE" means the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      "PRIME RATE LOANS" means any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

      "PROVISION FOR TAXES" means an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

      "RECORDS" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower with respect to the foregoing maintained with or by any other person).

      "REFERENCE BANK" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12 Code of Federal Regulations, as amended, and any successor thereto.

      "RELEASE" means any spill, leak, emission, discharge or the pumping, pouring, emptying, disposing, injecting, escaping, leaching or dumping of a Hazardous Substance.

      "RENEWAL DATE" shall the meaning set forth in Section 12.1 hereof.

      "RESERVES" means as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of any Borrower or
(iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) to reflect outstanding Letter of Credit Accommodations as provided in
Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes a Default or Event of Default or (e) to reflect any of the following: (i) inventory shrinkage, (ii) the aggregate amount of deposits, if any, received by any Borrower from its customers in respect of unfilled orders for merchandise, (iii) amounts due or to become due in respect of sales, use and/or withholding taxes, (iv) any rental payments, service charges or other amounts due to lessors of real or personal property to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral; and (v) amounts owing by any Borrower to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

      "RESTRICTED PAYMENTS" means dividends, redemptions, repurchases, and distributions of any kind in respect of dELiA*s Capital Stock.

      "SECURITY AGREEMENT" means the Amended and Restated Security Agreement, dated of even date herewith, by Borrowers in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

      "SUBSIDIARY" means any corporation, partnership or other legal entity of which any Borrower, directly or indirectly (including as beneficiary of a business trust), owns more than fifty percent (50%) of any class or classes of securities or partnership interests, and any partnership in which a Borrower is a general partner. Unless otherwise specified, references to "Subsidiaries" herein shall mean direct and indirect Subsidiaries of dELiA*s.

      "VALUE" means, as determined by Lender in good faith, with respect to the Inventory, the amount equal to the lower of (a) Cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, PROVIDED, THAT, for purposes of the definition of the term Borrowing Base, the Value of the Inventory shall not include: (i) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (ii) write-ups in value with respect to currency exchange rates.

      1.2. ACCOUNTING PRINCIPLES. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement, shall be defined in accordance with GAAP, provided that if any change in GAAP after the date hereof, in itself materially affects the calculation of compliance with the financial covenant in Section 6.7 hereof, Borrowers may, by notice to Lender, or Lender may, by notice to dELiA*s, require that such covenant thereafter be calculated in accordance with generally accepted accounting principles as in effect, and applied by Borrowers, immediately before such change in generally accepted accounting principles occurred. If such notice is given, the compliance certificates delivered pursuant to Section 6.2(b) hereof after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.


                                    SECTION 2

                                 CREDIT FACILITY

      2.1. THE FACILITY.

           (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrowers, jointly and severally, which Borrowers may repay and reborrow, for purposes permitted hereunder, in amounts requested by any Borrower (or dELiA*s as agent for Borrowers) up to the amount equal to the lesser of the Maximum Credit or the Borrowing Base as from time to time in effect.

           (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to any Borrower (or dELiA*s as agent for Borrowers) reduce the lending formula with respect to Eligible Inventory to the extent that Lender determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has increased or (ii) the nature, quality or mix of the Inventory has deteriorated. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith.

           (c) Without limiting any rights of Lender hereunder or under any of the other Financing Agreements, Lender shall notify dELiA*s in the event that Lender elects to exercise its right to reduce the percentage with respect to Eligible Inventory used for determining the Borrowing Base (or shall establish Reserves) (i) because either: (A) eighty-five percent (85%) of the Net Recovery Cost Percentage as set forth in the most recent acceptable appraisal received by Lender in accordance with the terms hereof is more than five percentage points less than the percentage in effect on the date one (1) year prior to such reduction or (B) the number of days of the turnover of the Inventory for any period has increased or (C) the nature, quality or mix of the Inventory has deteriorated and (ii) as a result of such reduction the percentage used for purposes of calculating the Borrowing Base is more than five percentage points less than the percentage in effect on the date one (1) year prior to such reduction, or as a result of such Reserves the effect for purposes of calculating the Borrowing Base is the same as if the percentage used for purposes of calculating the Borrowing Base were more than five percentage points less than the percentage in effect on the date one (1) year prior to such Reserve.. The date of such notice from Lender to dELiA*s is referred to herein as the "Notice Date".

           (d) Upon the receipt of such notice from Lender, so long as no Default or Event of Default shall exist or have occurred and be continuing, Borrowers may, at their option and at Borrowers' expense, deliver or caused to be delivered to Lender another appraisal of the Inventory (such other appraisal being referred to herein as the "Additional Appraisal"). Borrowers shall: (i) notify Lender in writing of their election to exercise such option to have an Additional Appraisal conducted within ten (10) days of the Notice Date, (ii) propose appraisers to conduct such Additional Appraisal for Lender's approval within fifteen (15) days of the Notice Date (provided, that at least two of the appraisers proposed by Borrowers shall be appraisers which Lender has specified to dELiA*s are acceptable appraisers) and (iii) within ten (10) days after Lender has notified dELiA*s of its approval of any two or more of such appraisers, Borrowers shall have retained one of such appraisers to conduct the Additional Appraisal, which appraisal shall commence promptly thereafter (but in any event within five (5) days). The Additional Appraisal shall be in form, scope and methodology acceptable to Lender, addressed to Lender and Lender shall be expressly permitted to rely thereon.

           (e) In the event that eighty-five percent (85%) of the Net Recovery Cost Percentage with respect to the Inventory as set forth in the Additional Appraisal is a higher percentage than eighty-five percent (85%) of the Net Recovery Cost Percentage as set forth in the most recent appraisal received by Lender prior thereto by more than five percentage points, then Lender may, at its option, subject to a satisfactory review and analysis of the Additional Appraisal, use eighty-five percent (85%) of the Net Recovery Cost Percentage set forth in the Additional Appraisal for purposes of the determination of the Borrowing Base (the "Borrowing Base Adjustment Option"), provided, that, in the event that such percentage based on the Additional Appraisal is greater than sixty-five percent (65%) as to the period from and including January 1 of each year through and including August 31 of such year or seventy percent (70%) as to the period from and including September 1 of each year through and including December 1 of such year, then if Lender elects to use sixty-five percent (65%) or seventy percent (70%), as applicable, for purposes of the determination of the Borrowing Base Lender shall be deemed to have exercised the Borrowing Base Adjustment Option. In the event that Lender does not exercise the Borrowing Base Adjustment Option, then the fee otherwise payable by Borrowers to Lender pursuant to Section 12.1(c) hereof may be reduced as set forth in Section 12.1(d)(ii), subject to the satisfaction of the terms and conditions contained therein.

           (f) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

      2.2. LETTER OF CREDIT ACCOMMODATIONS.

           (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrowers (or dELiA*s on behalf of Borrowers), Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrowers pursuant to this Section 2.

           (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter percent (1 1/4%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-quarter percent (3 1/4%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

           (c) Borrowers (or dELiA*s on behalf of Borrowers) shall give Lender two (2) Business Days' prior written of their request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrowers shall attach to such notice the proposed form of the Letter of Credit Accommodation.

           (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 5 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrowers (or dELiA*s on behalf of Borrowers) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and
(iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred percent (100%) minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of a Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Eligible Inventory, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

           (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other Maximum Credits and obligations made or incurred by Lender in connection therewith shall not at any time exceed $10,000,000. At any time an Event of Default exists or has occurred, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations.

           (f) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

           (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, upon Lender's request, (i) Borrowers will, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into any Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form and (ii) Borrowers will also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

           (h) Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

      2.3. JOINT AND SEVERAL LIABILITY. All Borrowers shall be liable for all amounts due to Lenders under this Agreement, regardless of which Borrower actually receives the Loans or Letter of Credit Accommodations hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of the other Borrowers, other than the wilful misconduct or gross negligence of

Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

      2.4. PROMISSORY NOTE. The Obligations will be evidenced by a Note executed by Borrowers in favor of Lender. The original principal amount of the Note will be in the amount of the Maximum Credit; provided, however, that notwithstanding the face amount of such Note, Borrowers' liability thereunder shall be limited at all times to the actual Obligations then outstanding under this Agreement and the other Financing Agreements as set forth in the books and records of Lender.

                                    SECTION 3

                                INTEREST AND FEES

      3.1. INTEREST.

           (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

           (b) Borrowers (or dELiA*s on behalf of Borrowers) may from time to time request that Libor Loans be made or Prime Rate Loans be converted to Libor Loans or that any existing Libor Loans continue for an additional Interest Period. Such request from or on behalf of Borrowers shall specify the amount of the Libor Loans or the Prime Rate Loans that will constitute Libor Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Libor Loans. Subject to the terms and conditions contained herein, three
(3) Business Days after receipt by Lender of such a request from Borrowers (or dELiA*s on behalf of Borrowers) such Libor Loans shall be made or Prime Rate Loans converted to Libor Loans or such Libor Loans continued, as the case may be, PROVIDED, THAT, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers (or dELiA*s) from time to time for requests by or on behalf of Borrowers for Libor Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Libor Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Libor Loans at any time requested by Borrowers (or dELiA*s on behalf of Borrowers) shall not exceed the amount equal to eighty percent (80%) of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Libor Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Loan by Borrowers (or dELiA*s on behalf of Borrowers). Any request by Borrowers (or dELiA*s on behalf of Borrowers) for Libor Loans or to convert Prime Rate Loans to Libor Loans or to continue any existing Libor Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Libor Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Libor Loans.

           (c) Any Libor Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Libor Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Libor Loans shall, at Lender's option, upon notice by Lender to any Borrower (or dELiA*s as agent for Borrowers), convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed, PROVIDED, THAT, in such event Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any actual loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of such conversion of Libor Loans to Prime Rate Loans.

           (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Libor Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

      3.2. SPECIAL PROVISIONS APPLICABLE TO ADJUSTED LIBOR RATE. The following special provisions shall apply to the Adjusted Libor Rate:

           (a) If at any time when a Libor Loan is outstanding, Lender (or Reference Bank) is subject to and incurs a Libor Reserve, Borrowers hereby agree to pay within five (5) Business Days of demand thereof from time to time, as billed by Lender, such additional amount as is necessary to reimburse Lender (or Reference Bank) for its costs in maintaining such Libor Reserve to the extent that such costs are not reflected in the Libor Reserve Percentage used to determine the Adjusted Libor Rate (or Lender may, at its option, charge any loan account of Borrowers). Such amount shall be computed in good faith by Lender by taking into account the cost incurred by Lender (or Reference Bank, as the case may be) in maintaining such Libor Reserve in an amount equal to the Libor Loan on which such Libor Reserve is incurred, which computation shall be set forth in any such demand by Lender. The determination by Lender of such costs incurred and the allocation of such costs among Borrowers and other customers which have similar arrangements with Lender (or Reference Bank) shall be prima facie evidence of the correctness of the fact and the amount of such additional costs, if calculated in a manner consistent with similar charges made by Lender (or Reference Bank) to its other customers having similar arrangements with Lender (or Reference Bank, as the case may be) . Upon notification to Borrowers of any payment required pursuant to this Section 3.2, Borrowers (i) shall make such payment in accordance with the provisions hereof (or Lender may, at its option, charge any loan account of Borrowers) and (ii) may repay the Loans with respect to which such payment is required, without penalty.

           (b) The Adjusted Libor Rate may be automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost to it or Reference Bank of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Libor Reserve Percentage and any Libor Reserve which has resulted in a payment pursuant to
Section 3.2(a) above, that increase the cost to Lender or Reference Bank of funding any Libor Loan or a portion thereof bearing interest based on the Adjusted Libor Rate. Lender shall give Borrowers notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. Borrowers may, by notice to Lender, (i) request Lender to furnish to dELiA*s a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment and/or (ii) repay the Libor Loan with respect to which such adjustment is made, without penalty.

           (c) In the event that Borrowers shall have requested the rate based on the Adjusted Libor Rate in accordance with Section 3.1 and Lender shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the Libor Loan and for the Interest Period specified are unavailable, or that the rate based on the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Libor Loan specified by Borrowers during the Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the Adjusted Libor Rate applicable to the specified Interest Period, Lender shall give notice of such determination to Borrowers that the rate based on the Adjusted Libor Rate is not available. A determination by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to advance or maintain Libor Loans shall be suspended until Lender shall have notified Borrowers that such conditions shall have ceased to exist, and (ii) the rate based on the Prime Rate shall be applicable to all Loans.

           (d) In the event that it becomes unlawful for Lender or Reference Bank to maintain Eurodollar liabilities sufficient to fund any Libor Loan, then Lender shall immediately notify Borrowers (or dELiA*s as agent for Borrowers) thereof and Lender's obligations hereunder to advance or maintain Libor Loans at the rate based on the Adjusted Libor Rate shall be suspended until such time as Lender (or Reference Bank) may again cause the rate based on the Adjusted Libor Rate to be applicable to any Loans and all Loans shall then be subject to the rate based on the Prime Rate.

           (e) In the event that Borrowers shall have requested a Libor Loan and Borrowers shall revoke the request for such Libor Loan or shall fail to meet the conditions to such Libor Loan as set forth herein or if any payments or prepayments in respect of the Libor Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 10.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional actual loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Libor Loans or any portion thereof.

      3.3. REGULATORY CHANGES IN CAPITAL REQUIREMENTS.

           (a) If Lender shall have determined that the adoption or the effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any central bank or comparable agency or other Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) or Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency which is generally applicable to banks comparable to Lender, has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company, as a consequence of this Agreement, the Loans or the Letter of Credit Accommodations, to a level below that which Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time Borrowers shall pay to Lender (or at its option Lender may charge any loan account of Borrowers) such additional amount or amounts as will compensate Lender or its holding company for any such reduction suffered together with interest on each such amount from the date due until payment in full thereof at the then applicable Interest Rate. Lender will notify dELiA*s of any event occurring after the date of this Agreement that will entitle Lender to compensation pursuant to this Section 3.3 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and such compensation shall not be charged for any period more than ninety (90) days prior to the date of such notice.

           (b) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender or its holding company as specified above and describing the calculation of such amount shall be delivered to Borrowers and shall be conclusive absent manifest error, if calculated and charged in a manner consistent with similar charges made by Lender to its other customers having similar arrangements with Lender. Borrowers shall pay Lender the amount shown as due on any such certificate delivered by Lender within ten
(10) Business Days after its receipt of the same.

           (c) Failure on the part of Lender to demand compensation for increased costs or reduction in amounts received or receivable or reductions in return on capital with respect to any period shall not constitute a waiver of Lender's right to demand compensation with respect to any other period except as otherwise limited by the terms of this Section 3.3.

      3.4. FEES. Borrowers agree to pay to Lender as set forth therein the fees and other amounts set forth in the Fee Letter by Borrowers and Lender in the amounts and at the times specified therein.


                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

      Borrowers represent and warrant to Lender as follows:

      4.1. ORGANIZATION AND GOOD STANDING. Each Borrower is a corporation, partnership or other legal entity as set forth on Schedule 4.1 hereto, duly formed and validly existing under the laws of its state of formation as set forth on Schedule 4.1 hereto, and each has the power and authority to carry on its business as now conducted and, except as to such failures to qualify which are not, either singly or in the aggregate, reasonably likely to have a Material Adverse Effect, is qualified to do business in all other states in which the nature of its business or the ownership of its properties requires such qualification.

      4.2. POWER AND AUTHORITY; VALIDITY OF AGREEMENT. Each Borrower has the power and authority under applicable law and under its articles or certificate of incorporation and bylaws or other organizational documents to enter into and perform the Financing Agreements to the extent that it is a party thereto; and all actions necessary or appropriate for the execution and performance by such Borrower of the Financing Agreements have been taken, and, upon their execution, the same will constitute the valid and binding obligations of each Borrower to the extent it is a party thereto, enforceable in accordance with their terms.

      4.3. NO VIOLATION OF LAWS OR AGREEMENTS. The making and performance of the Financing Agreements by each Borrower will not violate any provisions of any law or regulation, Federal, State, local, or foreign or any Borrower's respective articles or certificate of incorporation and bylaws or other organizational documents, or result in any breach or violation of, or constitute a default under, any agreement or instrument by which any Borrower or its property may be bound (except that the Lender's exercise of remedies under the Pledge Agreement may result in a default under certain of the Leases).

      4.4. MATERIAL CONTRACTS. Except as set forth on Schedule 4.4 hereto, there exists no default by any Borrower under any Material Contracts. Set forth on
Schedule 4.4 hereto is a complete list of all Material Contracts of Borrowers and all Leases as of the date hereof.

      4.5. COMPLIANCE.

           (a) Each Borrower is in compliance with all applicable laws and regulations, Federal, State, local or foreign (including without limitation those administered by any Governmental Authority), except for such failure to comply as are not, either singly or in the aggregate, reasonably likely to have a Material Adverse Effect.

           (b) Each Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority, necessary or required in the conduct of its respective business(es) as of the date hereof; and as of the date hereof all such franchises, permits, licenses, certificates and grants are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or asserted claims opposing the issuance, development or use thereof or contesting the validity thereof, except to the extent that the failure to obtain or maintain any of the foregoing is not, either singly or in the aggregate, reasonably likely to have a Material Adverse Effect.

           (c) No authorization, consent, approval, waiver, license or formal exemptions from, nor any filing, declaration or registration with, any court, other Governmental Authority (Federal, State or local) or non-governmental entity, under the terms of contracts or otherwise, is required by any Borrower by reason of or in connection with such Borrower's execution and performance of the Financing Agreements, except those which have been obtained and are in full force and effect, UCC financing statements and Patent and Trademark Office filings.

           (d) Since January 31, 1997, to the best of each Borrower's knowledge, no employee of any Borrower, or any supplier of any of them, has been employed in violation of Section 6 or Section 7 of the Fair Labor Standards Act (29 U.S.C. ss.201 eT Seq.) (the "FLSA"), or in violation of any regulation or order of the Secretary of Labor of the United States under Section 14 of the FLSA, except to the extent that any such violation, either singly or in the aggregate may involve the manufacture of Inventory having a value of greater than $100,000.

      4.6. LITIGATION. Except as set forth on Schedule 4.6 hereto, there are no actions, suits, proceedings or claims which are pending or, to the best knowledge of any member of Borrowers' senior management, threatened, against any Borrower which, if adversely resolved, are reasonably likely to have a Material Adverse Effect.

      4.7. PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under the other Financing Agreements constitute valid first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 4.7 hereto and the other liens permitted under Section 7.4 hereof. Each Borrower has good and marketable title to, or valid leasehold interest in or a license to use, all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 4.7 hereto or permitted under
Section 7.4 hereof.

      4.8. ACCURACY OF INFORMATION; FULL DISCLOSURE.

           (a) All information furnished to Lender concerning the financial condition of dELiA*s and its consolidated Subsidiaries, including dELiA*s annual consolidated financial statements for the period ended January 31, 2000, a copy of which has been furnished to Lender, but excluding any projections or forward-looking statements, have been prepared in accordance with GAAP and fairly presents in all material respects the financial condition of dELiA*s and its consolidated Subsidiaries as of the dates and for the periods covered and discloses all liabilities of dELiA*s and its consolidated Subsidiaries required to be disclosed in accordance with GAAP, and there has been no material adverse change in the financial condition or business of dELiA*s and its consolidated Subsidiaries taken as a whole from the date of such statements to the date hereof.

           (b) All financial statements and other reports furnished by each Borrower to Lender which are or should be filed with the Securities Exchange Commission or any other Governmental Authority (excluding any projections or forward-looking statements) do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact presently actually known to any Borrower which has not been disclosed to Lender in writing which has or is reasonably likely to have a Material Adverse Effect.

      4.9. TAXES AND ASSESSMENTS.

           (a) Except as set forth on Schedule 4.9, each Borrower has duly and timely filed all information and tax returns and reports with any Federal, State, or local Governmental Authority, and all taxes, including without limitation income, gross receipts, sales, use, excise, withholding and any other taxes, and any governmental charges, penalties, interest or fines with respect thereto, due and payable by any Borrower, have been paid, withheld or reserved for in accordance with GAAP or, to the extent they relate to periods on or prior to the date of the financial statements referenced in Section 6.2 hereof, are reflected as a liability on the financial statements in accordance with GAAP.

           (b) Each Borrower has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes, including without limitation, all amounts required with respect to social security and unemployment compensation, relating to its employees, and has remitted such withheld amounts in a timely manner to the appropriate taxing authority, agency or body.

      4.10. INDEBTEDNESS. No Borrower has any presently outstanding Indebtedness or obligations, including contingent obligations and obligations under leases of property from others, except the Indebtedness and obligations described in Schedule 4.10 hereto and Indebtedness permitted pursuant to Section 7.1 hereof.

      4.11. MANAGEMENT AGREEMENTS. Except as set forth on Schedule 4.11 attached hereto, no Borrower is a party to any management or consulting agreements for the provision of senior executive services to such Borrower other than employment agreements.

      4.12. INVESTMENTS; CAPITAL STRUCTURE. Each direct and indirect Subsidiary of dELiA*s is identified on Schedule 4.12 hereto, which indicates the number of shares and classes of the Capital Stock of each such Subsidiary and the ownership thereof. All such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable Federal and State securities and other applicable laws; and the shareholders' ownership of such shares of each Subsidiary is free and clear of any liens or encumbrances or other contractual restrictions, except the pledge thereof to Lender. All such interests are validly existing and the creation and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the partners' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions, except the assignment thereof to Lender hereunder. No Borrower has any other Subsidiaries or any investments in or loans to any other individuals or business entities except for loans and investments permitted pursuant to Section 7.3 or 7.8 hereof and identified on Schedule 4.12 hereto. There are no agreements or obligations of Borrowers requiring redemption or repurchase of any of the outstanding shares of dELiA*s or otherwise requiring the making of any Restricted Payment.

      4.13. ERISA.

           (a) Each Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder.

           (b) No Borrower nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which any Borrower or any ERISA Affiliate could have any withdrawal liability which is reasonably likely to have a Material Adverse Effect.

           (c) No Borrower nor any ERISA Affiliate sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived, which is reasonably likely to have a Material Adverse Effect.

           (d) The aggregate liability for accrued benefits and other ancillary benefits under each defined benefit pension Plan that is sponsored or maintained by any Borrower or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan by an amount which is reasonably likely to have a Material Adverse Effect.

           (e) The aggregate liability of each Borrower and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, is not an amount which is reasonably likely to have a Material Adverse Effect.

           (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of any Borrower or ERISA Affiliate under any Plan providing post-retirement life or health benefits which is reasonably likely to have a Material Adverse Effect.

      4.14. FEES AND COMMISSIONS. No Borrower owes any brokers' or finders' fees or commissions of any kind, or knows of any claim for any brokers' or finders' fees or commissions, in connection with any Borrower's obtaining the Loans or Letter of Credit Accommodations, except those provided herein.

      4.15. NO EXTENSION OF CREDIT FOR SECURITIES. No Borrower is now, nor at any time has it been engaged principally, or as one of its respective important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying any margin stock or margin securities within the meaning of the regulations of the Board of Governors of the Federal Reserve System, nor will the proceeds of any Loan or Letter of Credit Accommodations be used by any Borrower, directly or indirectly, for such purposes except those permitted hereunder.

      4.16. PERFECTION OF SECURITY INTEREST AND PLEDGE. All actions have been taken, including the filing of UCC financing statements in the jurisdictions identified by counsel to Borrowers in its opinion delivered pursuant to this Agreement, and all filings with the United States Copyright Office or United States Patent and Trademark Office required under the Intellectual Property Security Agreement, with respect to the Collateral so that no further action, including any filing or recording of any document, is necessary in order to establish and perfect the security interests of Lender in the Collateral. Upon the delivery into and the maintenance of the possession of Lender of certificates for all of the outstanding shares of Capital Stock of each Borrower (other than dELiA*s), no further action, including any filing or recording of any document, is necessary under present law in order to establish, perfect and maintain the first priority security interest in such stock created hereby or by the Pledge Agreement.

      4.17. HAZARDOUS WASTES, SUBSTANCES AND PETROLEUM PRODUCTS.

           (a) Except as set forth on Schedule 4.17 hereto, each Borrower (i) has received all material permits and filed all notifications required by the Environmental Control Statutes to carry on its respective business(es) and (ii) is in compliance in all material respects with all Environmental Control Statutes.

           (b) Each Borrower has given any written or oral notice to the EPA or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances of which any member of any Borrower's senior management has knowledge on properties owned, leased or operated by any Borrower or used in connection with the conduct of its business and operations as are required under any applicable Environmental Control Statutes.

           (c) Except as set forth on Schedule 4.17 hereto, no Borrower has received written notice that it is potentially responsible for clean-up, remediation, costs of clean-up or remediation, fines or penalties with respect to any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute.

      4.18. SOLVENCY.

           (a) To the best of each Borrower's knowledge, excluding intercompany indebtedness, each Borrower is and will be, solvent such that (i) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (iii) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No Borrower intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and no Borrower is engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this
Section 4.18, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability of the applicable Borrower.

           (b) Each Borrower hereby agrees that to the extent a Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower which has not paid its proportionate share of such payment; PROVIDED THAT, such Borrower shall not seek any such contribution from any other Borrower until all of the Obligations have been paid and satisfied in full in immediately available funds and the financing arrangements of the Lender hereunder have been terminated. The provisions of this Section 4.18(b) shall in no respect limit the obligations and liabilities of any Borrower to Lender, and each Borrower shall remain liable to Lender, jointly and severally, for the full amount of the Obligations.

      4.19. EMPLOYEE CONTROVERSIES. There are no material controversies pending or, to the best of the knowledge of each Borrower, threatened or anticipated between any Borrower and any of its respective employees, and there are no labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slowdowns pending, or to any Borrower's knowledge, threatened between any Borrower and its respective employees and representatives, which in either event or which is reasonably likely to have a Material Adverse Effect.

      4.20. INTELLECTUAL PROPERTY. Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property used by it that is material to the operation of its business as presently conducted. As of the date hereof, Borrowers do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Exhibit A to the Intellectual Property Security Agreement and has not granted any licenses with respect thereto other than as set forth in Exhibit A to the Intellectual Property Security Agreement. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of each Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or to the best of each Borrower's knowledge, threatened in writing against or affecting any Borrower contesting its right to sell or use any such Intellectual Property. Exhibit A to the Intellectual Property Security Agreement sets forth all of the written agreements or other written arrangements of any Borrower pursuant to which such Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of any Borrower as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by any Borrower which is owned by another Person, or owned by any Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory except to the extent such Borrower is permitted to use such trademark or other Intellectual Property either (A) pursuant to a license agreement which is in full force and effect and as to which no default exists or has occurred and is continuing or (B) as a result of the sale of Inventory bearing such trademark or other Intellectual Property by a third party to such Borrower.

      4.21. FOREIGN ASSETS CONTROL REGULATIONS. Neither the borrowing by Borrowers nor their use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Transaction Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

      4.22. INVESTMENT COMPANY ACT. No Borrower is directly or indirectly controlled by or acting on behalf of any person which is required to be registered an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4.23. PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), nor does the execution, delivery and performance of this Agreement or the Note require any filing, authorization or consent under the 1935 Act.

      4.24. CREDIT CARD AGREEMENTS. Set forth in Schedule 4.24 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit

Card Agreements, (c) all other fees and charges payable by any Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 4.24 hereto or with whom such Borrower has entered into a Credit Card Agreement in accordance with Section 6.14 hereof. Each of the Credit Card Agreements of a Borrower constitutes the legal, valid and binding obligations of Borrower and to the best of each Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements by any Borrower, or to the best of each Borrower's knowledge, by the other parties thereto, exists or has occurred. Each Borrower and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.

      4.25. BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 4.25 hereto, subject to the rights of each Borrower to establish new accounts in accordance with Section
7.12 below.

      4.26. INTERRELATED BUSINESSES. dELiA*s is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of each of the other Borrowers. Borrowers make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers share an identity of interests such that any benefit received by any one of them benefits the others. Certain of Borrowers render services to or for the benefit of other Borrowers, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers (including INTER ALIA, the payment by Borrowers of creditors of the other Borrowers and guarantees by Borrowers of indebtedness of the other Borrowers and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers). Borrowers have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise. Without limiting the generality of the foregoing, dELiA*s Distribution Company purchases Inventory principally for dELiA*s Operating Company.

      4.27. DISSOLUTION OF TSI REAL ESTATE HOLDING COMPANY AND DELIA*S REAL ESTATE HOLDING COMPANY. Borrowers have taken, or caused to be taken, all actions and proceedings required to liquidate and dissolve TSI Real Estate Holding Company and dELiA*s Real Estate Holding Company, including, but not limited to, appropriate shareholder and board approvals and filings with any Governmental Authority in accordance with the certificates of incorporation and by-laws of such person and applicable laws and regulations. The liquidation and dissolution of TSI Real Estate Holding Company and dELiA*s Real Estate Holding Company does not violate any law or any order or decree of any court or other Governmental Authority in any respect and does not or will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other material agreement or instrument to which any Borrower, or TSI Real Estate Holding Company or dELiA*s Real Estate Holding Company is a party or may be bound. No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the liquidation or dissolution of TSI Real Estate Holding Company or dELiA*s Real Estate Holding Company and no governmental action or proceeding has been threatened or commenced, seeking to prevent or in any way limit the liquidation and dissolution of TSI Real Estate Holding Company or dELiA*s Real Estate Holding Company. Borrowers have delivered, or caused to be delivered, to Lender, true, correct and complete copies of all documents and agreements related to the liquidation and dissolution of TSI Real Estate Holding Company and dELiA*s Real Estate Holding Company.

      4.28. ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of any Borrower in writing to Lender pursuant to this Agreement or any of the other Financing Agreements, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in light of the circumstances under which they were made. No event or circumstance has occurred which has had or would reasonably be expected to have a Material Adverse Effect which has not been accurately disclosed to Lender in writing.

      4.29. SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.


                                    SECTION 5

                                   CONDITIONS

      5.1. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

           (a) Lender shall have received the Assignment Agreement, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Existing Lender, and Borrowers, and the acknowledgment thereof by Borrowers, in form and substance satisfactory to Lender;

           (b) Lender shall have received fully executed originals of each of the Existing Agreements;

           (c) Lender shall have received, in form and substance satisfactory to Lender, all assignments and such other documents as Lender may request to evidence and effectuate the assignment by the Existing Lender of its financing arrangements with Borrowers and the assignment by it of any interest in and to any assets and properties of Borrowers and each Obligor, duly authorized, executed and delivered by it, including, but not limited to, UCC assignments for all UCC financing statements previously filed by it or its predecessors, as secured party and each Borrower, as debtor;

           (d) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

           (e) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

           (f) no material adverse change shall have occurred in the assets or business of Borrowers, taken as a whole, since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Obligor in any material respect to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

           (g) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may reasonably require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through a date not more than three (3) Business Days prior to the date hereof (or such earlier date which is acceptable to Lender) and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be reasonably satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

           (h) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by lessors, mortgagees, processors, subcontractors and warehousemen used by each Borrower;

           (i) Borrowers shall have established the Blocked Accounts and Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrowers with respect to such Blocked Accounts as Lender may require pursuant to Section 10.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

           (j) Lender shall have received evidence, in form and substance satisfactory to Lender, that all local banks used by Borrowers for collections from retail store locations have been irrevocably authorized and directed in writing to remit such amounts only to the Blocked Accounts;

           (k) Lender shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

           (l) the Excess Availability shall be not less than $5,000,000 as of the date hereof, after giving effect to the initial Loans made or to be made and initial Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

           (m) Lender shall have received, in form and substance satisfactory to Lender, an amendment or waiver by Allfirst Bank modifying or waiving the financial covenant set forth in the Hanover Facility Loan Agreements, duly authorized, executed and delivered by Allfirst Bank and dELiA*s Distribution Company;

           (n) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

           (o) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel(s) to Borrowers with respect to the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may reasonably request; and

           (p) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

      5.2. CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT
ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

           (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

           (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect; and

           (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


                                   SECTION 6

                             AFFIRMATIVE COVENANTS

      Borrowers jointly and severally covenant and agree with Lender that each Borrower will:

      6.1. EXISTENCE AND GOOD STANDING. Preserve and maintain (a) its existence as a corporation, partnership or other legal entity, as specified in Schedule
4.1 attached hereto, and its good standing in all states in which the nature of its business or assets requires such qualification except for such lapses in qualification which are not, either singly or in the aggregate, reasonably likely to have a Material Adverse Effect; and (b) the effectiveness and validity of all its franchises, licenses, permits, certificates of compliance or grants of authority required in the conduct of its business, except for such instances of ineffectiveness or invalidity as would not, either singly or in the aggregate, have a Material Adverse Effect.

      6.2. FINANCIAL STATEMENTS AND OTHER INFORMATION.

           (a) Keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its Subsidiaries in accordance with GAAP and promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of any Borrower, and to notify the auditors and accountants of such Borrower that Lender is authorized to obtain such information directly from them.

           (b) Without limiting the foregoing, furnish or cause to be furnished to Lender, the following: (i) within forty-five (45) days after the end of each fiscal month until the fiscal month ending July 31, 2000 and within thirty (30) days after the end of each fiscal month for each month thereafter, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of dELiA*s and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of dELiA*s, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit A hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers were in compliance with the covenant set forth in Section 6.7 of this Agreement for such month (whether or not Borrowers are required to comply with such covenant under the terms thereof), which shall include a reconciliation of the amounts on the financial statements of dELiA*s which include amounts for iTurf to the calculation of the compliance with the covenant set forth in Section 6.7 hereof and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements dELiA*s and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of dELiA*s and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by dELiA*s and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of dELiA*s and its Subsidiaries as of the end of and for the fiscal year then ended.

           (c) Promptly notify Lender in writing of the details of (i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would have a Material Adverse Effect, (ii) any Material Contract of any Borrower being terminated or amended or any new Material Contract entered into (in which event such Borrower shall provide Lender with a copy of such Material Contract); PROVIDED, THAT, as to any lease of equipment existing on the date hereof constituting a Material Contract, Borrowers shall not be required to provide Lender with amendments thereto to add any equipment to such Lease, except upon Lender's request, and (iii) the occurrence of any Default or Event of Default.

           (d) Promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower sends to its stockholders generally and copies of all reports and registration statements which any Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

           (e) Furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of any Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of any Borrower to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors (i) to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and (ii) to disclose to Lender such information as they may have regarding the business of any Borrower, PROVIDED, THAT, Lender shall, each time it intends to exercise its rights to contact the accountants or auditors pursuant to this clause (e)(ii), prior to such contact, notify dELiA*s of its intention to do so, so long as no Default or Event of Default shall exist or have occurred and be continuing. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by dELiA*s to Lender in writing.

      6.3. INSURANCE. Keep and maintain all of their property and assets in good order and repair (and make such property available to Lender or its agents or nominees at any reasonable time during normal business hours upon reasonable notice for inspection) and keep such property and assets covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Lender and opportunity to cure any non-payment of premiums prior to termination of coverage and naming Lender as loss payee under a lender's loss payee endorsement acceptable to Lender, which lender's loss payable endorsement shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations, EXCEPT THAT, notwithstanding anything to the contrary contained herein, in the event that any of the Collateral (other than Inventory) shall be lost of physically damaged or destroyed, upon the written request of dELiA*s, Lender shall release the net cash proceeds from insurance received by Lender pursuant to this Section 6.3 to such Borrower as dELiA*s may direct as a result of such loss, damage or destruction, PROVIDED, THAT, in each case all of the following conditions are satisfied: (a) no Default or Event of Default shall exist or have occurred and be continuing, (b) the amount of the insurance proceeds are sufficient, in Lender's reasonable judgment, to effect such repair, refurbishing or replacement in a satisfactory manner, (c) such proceeds shall be used first to repair, refurbish or replace the Collateral so lost, damaged or destroyed, and (d) the insurance carrier shall have waived any right of subrogation against Borrowers under its policy.

      6.4. TAXES. Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any material penalty for non-payment or late payment is incurred, unless the same are currently being contested in good faith by appropriate proceedings, diligently prosecuted and covered by appropriate reserves maintained in accordance with GAAP.

      6.5. COMPLIANCE; NOTIFICATION.

           (a) Comply in all material respects with all local, State and Federal laws and regulations applicable to its business (including the Environmental Control Statutes), including, without limitation, all laws and regulations of any Governmental Authority, and with the provisions and requirements of all franchises, permits, certificates of compliance, approval and need issued by any Governmental Authority and with other like grants of authority held by any Borrower; and notify Lender immediately in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, licenses or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises, licenses or grants of authority, to the extent that any of the foregoing could reasonably be expected to have a Material Adverse Effect.

           (b) With respect to the Environmental Control Statutes, promptly notify Lender when, in connection with the conduct of any Borrower's business or operations, any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Borrower, or any Borrower otherwise becomes aware, of a condition with regard to an actual or imminently threatened Release of Hazardous Substances which could reasonably be expected to have a Material Adverse Effect; and notify Lender in detail promptly upon the receipt by a Borrower of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such statutes or regulations which could reasonably be expected to have a Material Adverse Effect or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a failure to perform, breach, violation or default.

      6.6. ERISA. (a) Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of any Borrower or any ERISA Affiliate; (b) do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; (c) not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); (d) not permit any event to occur with respect to any Plan sponsored by any Borrower or any ERISA Affiliate (i) as described in
Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and (e) notify Lender in writing promptly after it has come to the attention of senior management of any Borrower of the written assertion or written threat of any event described in Section 4042 of ERISA (relating to the soundness of a Plan) (including any "reportable event" described in Section 4042(a)(3) of ERISA to the extent the notice requirement is not waived by the PBGC) or of the PBGC's ability to assert a material liability against it or impose a lien on any Borrower's, or any ERISA Affiliate's properties or assets; and (f) refrain from engaging in any prohibited transactions or actions causing possible liability under Section 502 of ERISA.

      6.7. ADJUSTED NET WORTH. At any time Excess Availability is less than $6,500,000, maintain at all times, an Adjusted Net Worth of dELiA*s and its consolidated Subsidiaries (but not including iTurf) of not less than $29,600,000.

      6.8. BORROWING BASE. Maintain at all times the outstanding principal balance of the aggregate amount of the Loans plus, without duplication, the amount available to be drawn under all outstanding Letter of Credit Accommodations, in an amount less than or equal to the Borrowing Base.

      6.9. MANAGEMENT CHANGES. Notify Lender in writing within ten (10) Business Days after the death, disability, dismissal or voluntary resignation of dELiA*s senior executive officers.

      6.10. TRANSACTIONS AMONG AFFILIATES. Cause all transactions between and among it and its Affiliates, other than transactions among the Borrowers, to be in the ordinary course of and pursuant to the reasonable requirements of any Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person. Without limiting the generality of the foregoing, (a) in no event shall Borrowers sell any Inventory to iTurf or require payment for Inventory by iTurf to Borrowers on terms less favorable to Borrowers than the terms pursuant to which Borrowers are selling Inventory to iTurf and iTurf is making payments for such purchases as of the date hereof, or reduce the amount of any fees or other charges payable by iTurf to Borrowers from the rates in effect on the date hereof and (b) in no event shall Borrowers segregate or otherwise identify any Inventory to be sold to iTurf except upon the shipment of the Inventory to the customer purchasing such Inventory from iTurf.

      6.11. NEW LOCATIONS; LANDLORD OR MORTGAGEE WAIVERS. Establish any new location within the continental United States only so long as Borrowers (a) give Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC-1 financing statements and Collateral Access Agreements.

      6.12. FURTHER ASSURANCES. At the request of Lender at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, at the expense of Borrowers, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of dELiA*s representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

      6.13. FISCAL YEARS. For financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on the Saturday closest to January 31 of each year and (b) fiscal quarters to end on April 30, July 31, October 31 and January 31, respectively, of each year.

      6.14. CREDIT CARD AGREEMENTS. (a) Observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card

Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; EXCEPT, THAT, (i) any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; PROVIDED, THAT, Borrowers shall give Lender not less than fifteen (15) days prior written notice of the intention of such Borrower to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of any Borrower to enter into such agreement (together with such other information with respect thereto as Lender may reasonably request) and (ii) Borrowers deliver, or cause to be delivered to Lender, a Credit Card Acknowledgment with respect thereto in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by any Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may reasonably request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrowers or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

      6.15. CONDUCT OF BUSINESS. Continue to conduct its business(es) principally in retailing, direct marketing and online services, PROVIDED, THAT,
(a) before February 1, 2001, upon Lender's request, Lender shall have received an agreement by iTurf in favor of Lender duly authorized, executed and delivered by Borrowers and iTurf pursuant to which iTurf agrees to follow the directions of Lender in accordance with the terms and conditions of existing agreements between iTurf and Borrowers in connection with continuing to provide services for sales on behalf of Borrowers or on behalf of Lender in connection with the exercise by Lender of its rights hereunder and under the other Financing Agreements, (b) dELiA*s is and shall continue to be a holding company whose assets consist of the shares of Capital Stock of the other Borrowers and assets related thereto, (c) dELiA*s Properties Inc. is not engaged in and does not conduct any business or commercial activity and does not own or hold any assets or properties other than certain trademarks as indicated on Exhibit A to the Intellectual Property Security Agreement, (d) dELiA*s Foreign Sales Corporation is not engaged in and does not conduct any business or commercial activity and does not own or hold any assets or properties, (e) the business currently being conducted by Screeem! Inc. is being wound down and/or transferred to dELiA*s Retail Company, PROVIDED, THAT, once each month Borrowers shall notify Lender in writing of the transfer of any material assets by category or type (including any retail store location and the leasehold with respect thereto) from Screeem! Inc. to dELiA*s Retail Company.

      6.16. AMENDMENT OF ARTICLES OR CERTIFICATES OF INCORPORATION. The next time that the certificate of incorporation of any Borrower that includes a provision concerning creditors' rights is amended, amend, as necessary, such certificate of incorporation so as to remove such provision concerning creditors' rights.

                                  SECTION 7

                              NEGATIVE COVENANTS

      Borrowers covenant and agree jointly and severally that without Lender's prior written consent, each Borrower will not:

      7.1. INDEBTEDNESS. Borrow any monies or create or permit to exist any Indebtedness except:

           (a) borrowings from Lender hereunder;

           (b) Indebtedness of dELiA*s Distribution Company to Allfirst Bank arising pursuant to the Hanover Facility Loan Agreements as each in effect on the date hereof; PROVIDED, THAT,

               (i) the principal amount of such Indebtedness shall not exceed $5,320,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Hanover Facility Loan Agreement as in effect on the date hereof,

               (ii)such Indebtedness is not secured by any assets or properties of any Borrower other than Hanover Facility Collateral located at 348 Poplar Street, Hanover, Pennsylvania 17331,

               (iii) Borrowers shall not, directly or indirectly, make any payments in respect of such Indebtedness, EXCEPT, THAT, dELiA*s Distribution Company may make regularly scheduled payments of principal and interest in respect of such Indebtedness on a monthly basis or other mandatory payments of principal or interest, in each case when due in accordance with the terms of the Hanover Facility Loan Agreements as in effect on the date hereof,

               (iv)Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness, the Hanover Facility Loan Agreements or any agreements related thereto, EXCEPT THAT dELiA*s Distribution Company may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

               (v) Borrowers shall furnish to Lender all notices, demands or other materials concerning such Indebtedness either received by any Borrower or on its behalf, promptly after receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

           (c) purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests in equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $3,000,000 in any fiscal year so long as such security interests and mortgages do not apply to any property of any Borrower other than the equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

           (d) Indebtedness of any Borrower to any other Borrower arising pursuant to loans made after the date hereof by any Borrower to any such other Borrower, PROVIDED, THAT, (i) the Indebtedness arising pursuant to such loan or advance shall not be evidenced by a promissory note or other instrument, unless the originals of all notes or other instruments are delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such notes as Lender may require, and (ii) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of any change in the outstanding amount of such loans or advances from the amount set forth in the most recent report thereof previously provided to Lender under this clause
(i) (and Borrowers shall provide to Lender a report for the first month after the date hereof of the outstanding amounts of such loans);

           (e) Indebtedness arising pursuant to guarantees permitted under
Section 7.2 below;

           (f) Indebtedness of Borrowers to iTurf arising after the date hereof pursuant to the purchase and sale of goods and services by Borrowers to iTurf in accordance with the current practices as of the date hereof;

           (g) the Indebtedness set forth on Schedule 4.10 hereto; PROVIDED, THAT, (i) Borrowers may only make regularly scheduled or other mandatory payments of principal and interest in respect of such Indebtedness when due in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted above), and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

      7.2. GUARANTIES. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any Indebtedness or liability of others, whether or not contingent, except (a) to endorse checks or drafts in the ordinary course of business and (b) any Borrower may guarantee Indebtedness of another Borrower which is permitted pursuant to Section 7.1 hereof.

      7.3. LOANS. Make any loans or advances to others, other than (a) investments and advances permitted by Section 7.8 hereof and (b) loans or advances to employees of Borrowers not to exceed in the aggregate $250,000.

      7.4. LIENS AND ENCUMBRANCES. Create, permit or suffer the creation of any liens, security interests, or any other encumbrances on (including any conditional sales arrangement with respect to) any of its property, real or personal, except:

           (a) the security interests in favor of Lender as security for the Obligation;

           (b) liens arising in favor of sellers or lessors for Indebtedness and obligations incurred to purchase or lease fixed or capital assets permitted under Section 7.1(c) hereof, provided, however, that such liens secure only the Indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto and the proceeds thereof;

           (c) liens on the Hanover Facility Collateral located at 348 Poplar Street, Hanover, Pennsylvania 17331 to secure the Indebtedness of dELiA*s Distribution Company permitted under Section 7.1(b) hereof;

           (d) mechanic's and workman's liens, liens for taxes, assessments or other governmental charges, Federal, State or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in accordance with GAAP;

           (e) pledges or deposits of cash or cash equivalents to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation consistent with the current practices of Borrowers as of the date hereof;

           (f) deposits of cash or cash equivalents to secure performance or payment bonds, bids, tenders, contracts, leases, franchises, or public and statutory obligations required in the ordinary course of business consistent with the current practices of Borrowers as of the date hereof;

           (g) deposits of cash or cash equivalents to secure surety, appeal or custom bonds required in the ordinary course of business consistent with the current practices of Borrowers as of the date hereof;

           (h) deposits of cash or cash equivalents to secure Leases;

           (i) sales on lay-away or similar arrangements in the ordinary course of business;

           (j) liens existing on the date hereof and set forth on Schedule 4.7 hereto;

           (k) liens constituting encumbrances in the nature of zoning restrictions, easements, rights of way and rights of access and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business; and

           (l) judgment or similar liens arising in connection with court proceedings, provided that the execution or enforcement of such liens is effectively stayed, the claims secured thereby are not in excess of $1,000,000 and are being actively contested in good faith and by appropriate proceedings and such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

      7.5. ADDITIONAL NEGATIVE PLEDGE. Agree or covenant with or promise any person or entity other than Lender that it will not pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property except (a) as set forth in the Hanover Facility Loan Agreements (as in effect on the date hereof) and (b) agreements not to pledge Leases.

      7.6. RESTRICTED PAYMENTS.  Make any Restricted Payments except:

           (a) any Subsidiary of Borrower or any Borrower may pay dividends to another Borrower and any Subsidiary of a Borrower or any Borrower may redeem or repurchase any of its Capital Stock by making payments to a Borrower; and

           (b) dELiA*s may make payments with respect to stock option plans and stock appreciation rights programs of dELiA*s and repurchase options for common stock upon the termination of employment, death, permanent disability or retirement of its employees, management or consultants, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which dELiA*s is a party or by which dELiA*s or its property are bound, and (iv) the aggregate amount of all payments for such repurchase in any fiscal year shall not exceed $500,000

      7.7. TRANSFER OF ASSETS; MERGERS; LIQUIDATION.

           (a) Merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except, that, any Borrower may merge with and into or consolidate with any other corporation organized under the laws of a State of the United States of America and with substantially all of its assets in the United States of America, PROVIDED, THAT, as to any such merger or consolidation, each of the following conditions is satisfied as determined by Lender in good faith: (i) Lender shall have received not less than twenty (20) Business Days prior written notice of the intention of such Borrower to so merge or consolidate and such information with respect thereto as Lender may request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (iii) promptly upon Lender's request, such Borrower shall furnish, or cause to be furnished to Lender, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger or consolidation as filed with each appropriate Secretary of State, (iv) promptly upon Lender's request, the surviving entity shall immediately upon the effectiveness of the merger or consolidation expressly confirm in writing pursuant to an agreement, in form and substance reasonably satisfactory to Lender, its continuing liability in respect of the Obligations and Financing Agreements and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith, (v) any Obligor shall, promptly upon Lender's request, ratify and confirm, in form and substance reasonably satisfactory to Lender, that its obligations with respect to the Obligations shall apply to the Obligations as assumed by such surviving entity, (vi) the Person with whom such Borrower is merging or consolidating shall be engaged in the same or a similar business as such Borrower, (vii) the assets acquired by such Borrower pursuant to such merger or consolidation shall not constitute Eligible Inventory, except as Lender may otherwise agree in writing, (viii) the assets acquired by such Borrower pursuant to such merger or consolidation shall be free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance except as Lender may otherwise specifically agree in writing, (ix) at its option, Lender shall have conducted a field examination with respect to the Person with whom such Borrower is merging or consolidating its assets and its business and so long as the results thereof are reasonably satisfactory to Lender, Inventory acquired by such Borrower pursuant to such merger or consolidation may be considered Eligible Inventory, subject to the terms and conditions contained herein (including such additional criteria as Lender may establish with respect thereto), (x) in no event shall the total amount of all payments by such Borrower in connection with all such mergers and consolidations (whether as consideration for the merger or consolidation or otherwise), together with capital contributions, loans or other payments by such Borrower in connection therewith, exceed in the aggregate $5,000,000, (xi) as of the date of any such capital contribution, loan or other payment in connection with any merger or consolidation, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $7,500,000, and as of the date of any such capital contribution, loan or other payment and after giving effect thereto, the Excess Availability shall be not less than $7,500,000, (xii) such Borrower shall be the surviving entity, (xiii) the Person with whom such Borrower is merging or consolidating shall have had positive Consolidated Pre-Tax Income for each of the four (4) consecutive fiscal quarters of such Person immediately preceding the date of the merger or consolidation, (xiv) not less than fifteen (15) days prior to the date of any such merger or consolidation, Lender shall have received, in form and substance satisfactory to Lender projected financial statements reflecting the projected effect of such merger or consolidation on Borrowers for the remaining portion of the then current year and for the succeeding years after giving effect to the merger or consolidation (including forecasted income statements, cash flow statements and balance sheets) prepared on a monthly basis as to the current year and the immediately succeeding year, in each case, all in reasonable detail, together with such supporting information as Lender may reasonably request, which projections shall represent Borrowers' reasonable best estimate of the future financial performance of Borrowers for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions,
(xv) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have an Adjusted Net Worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the Adjusted gNet Worth of the entities involved in such merger or consolidation immediately prior to such transaction or series of transactions (as reduced by any reasonable costs and expenses directly related to such merger), (xvi) such merger or consolidation shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower is a party or may be bound, (xvii) such merger or consolidation shall be done in accordance with the requirements of all applicable laws and regulations, and (xviii) Lender shall have received such deeds, assignments or other agreements as Lender may request to evidence and confirm the transfer of such assets to the surviving entity of such merger or consolidation;

           (b) Sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, EXCEPT FOR:

               (i) sales of Inventory in the ordinary course of business,

               (ii)the disposition of worn-out or obsolete equipment and fixtures so long as (A) any proceeds are paid to Lender and (B) such sales do not involve equipment and fixtures having an aggregate fair market value in excess of $250,000 in any one case or $750,000 in the aggregate for all such equipment and fixtures disposed of in any fiscal year of Borrower,

               (iii) sales or other dispositions by Borrowers of assets in connection with the closing or sale of a retail store location of any Borrower in the ordinary course of such Borrower's business which consist of leasehold interests in the premises of such store, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; PROVIDED, THAT, as to each and all such sales, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may request, (B) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (C) such sale shall be on commercially reasonable prices and terms in a BONA FIDE arm's length transaction, and (D) any and all net proceeds payable or delivered to any Borrower in respect of such sale or other disposition shall be deposited into a Blocked Account (except to the extent such proceeds reflect payment in respect of Indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such Indebtedness secured thereby),

               (iv)transfers or sales of assets by one Borrower to another Borrower, PROVIDED, THAT, (A) there shall be a UCC-1 financing statement between the Borrower receiving such assets, as debtor and Lender, as secured party, filed of record in all appropriate offices for the jurisdiction where such assets are located or as is otherwise required in order to perfect the security interest of Lender in such assets of the Borrower receiving the same, (B) each month, by no later than the fifteenth (15th) day of each month, Lender shall receive a report from dELiA*s describing the assets so transferred in the immediately preceding month, including the parties to such transfer and the location of such assets, (C) nothing contained herein shall be construed to constitute the authorization of Lender to such sale or transfer for purposes of the release of the security interest and lien of Lender therein, (D) the Borrower to whom such assets are sold or otherwise transferred shall acquire such assets subject to the security interests and liens of Lender which shall continue in full force and effect with respect to the same and promptly upon Lender's request such Borrower shall promptly confirm the same to Lender in writing in form and substance satisfactory to Lender,

               (v) the grant by any Borrower to any other person of the right to use the customer lists of such Borrower, PROVIDED, THAT, as to each and all of such grants, each of the following conditions is satisfied, (A) at the time of the grant and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (B) the terms of the arrangements with the person receiving such grant shall not include any limitations or restrictions on the use of such customer lists by any Borrower or any provisions which would limit or restrict the ability of Lender to use such customer lists pursuant to its rights hereunder or under any of the other Financing Agreements or to sell or otherwise realize on such customer lists, (C) Lender shall have received true, correct and complete copies of the executed agreements related to such arrangements, promptly after the execution thereof, and (D) any and all net proceeds payable or delivered to any Borrower in respect of such grant shall be paid or delivered, or caused to be paid or delivered, to a Blocked Account,

               (vi)the grant by dELiA*s after the date hereof of a non-exclusive license to any Person for the use of any Intellectual Property owned by dELiA*s, PROVIDED, THAT, as to each and all of such licenses, each of the following conditions is satisfied, (A) at the time of the grant of the license and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (B) the rights of the licensee in the Intellectual Property subject to such license shall be subject and subordinate in all respects to the rights therein of Lender and the licensee shall have so agreed in writing in form and substance satisfactory to Lender, (C) such licenses shall not include any limitations or restrictions on the use of such Intellectual Property by any Borrower or which would limit or restrict the ability of Lender to use Intellectual Property pursuant to its rights hereunder or under any of the other Financing Agreements or to sell or otherwise realize on such Intellectual Property, (D) Lender shall have received true, correct and complete copies of the executed license agreement, promptly after the execution thereof, and (E) any and all net proceeds delivered to any Borrower in respect of such license shall be paid or delivered, or caused to be paid or delivered, to a Blocked Account,

               (vii) the issuance of Capital Stock of dELiA*s consisting of common stock pursuant to any stock option plan for the benefit of its employees, directors and consultants, PROVIDED, THAT, (A) in no event shall dELiA*s be required to issue, or shall dELiA*s issue, Capital Stock pursuant to such stock option plan if it would result in a Change of Control or other Event of Default and (B) Borrowers shall give Lender prior written notice of the terms of such stock option plan and such other information with respect thereto as Lender may from time to time reasonably request;

               (viii) the issuance and sale by any Borrower of Capital Stock of such Borrower after the date hereof; PROVIDED, THAT, (A) Lender shall have received not less than ten

(10) Business Days prior written notice of such issuance and sale by such Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower from such sale, (B) Borrowers shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Lender or are more restrictive or burdensome to any Borrower than the terms of any Capital Stock in effect on the date hereof, (D) all proceeds from such issuance and sale (net of reasonable and customary costs and expenses directly related to the issuance and sale thereof, including reasonable underwriters' fees and commissions) shall be paid to Lender for application to the Obligations or to be held by Lender as cash collateral for the Obligations on such terms and conditions as Lender may require; and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

               (ix) the distribution by dELiA*s of certain of the Capital Stock of iTurf owned by dELiA*s to its shareholders pursuant to the terms of the letter agreement, dated of even date herewith, by and among Borrowers and Lender with respect thereto,

               (x) the sale of the shares of the Capital Stock of iTurf owned by dELiA*s as of the date hereof consisting of Class A common stock or Class B common stock (which will be converted to Class A common stock upon sale); PROVIDED, THAT, as to any such sale, each of the following conditions shall be satisfied: (A) such sale shall be in a bona fide arms' length transaction with a person that is not an Affiliate, (B) the amount of the price per share (after giving effect to any underwriting discounts or fees or any other discounts or commissions or similar items) to be sold shall not be less than seventy-five percent (75%) of the Fair Market Value with respect thereto as of the date thereof, (C) the purchase price for such sale shall be pain in cash or other immediately available funds on or about the date of the sale thereof (but in any event within five (5) Business Days), (D)Lender shall be notified of such sale as soon as practical thereafter (but in any event on the earlier of the filing of any documents with the Securities and Exchange Commission or one (1) Business Day thereafter), (E) the terms and conditions of the purchase and sale thereof shall not include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Lender, (F) the net proceeds from such sale up to the amount of the then outstanding Loans shall be paid to Lender for application to the Obligations and (G) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

           (c) Discontinue, wind up, liquidate, dissolve, or change in any material respect any substantial part of its operations or business(es), except as otherwise permitted hereunder.

      7.8. ACQUISITIONS AND INVESTMENTS. Purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the Capital Stock, partnership interests, or assets of, or make any investments in, any other firm or corporation, or enter into any new business activities or ventures not reasonably related to its present business; or form, create or acquire any Subsidiary, EXCEPT:

           (a) Permitted Investments, PROVIDED, THAT, (i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

           (b) the existing equity investments of Borrowers as of the date hereof in their Subsidiaries, PROVIDED, THAT, Borrowers shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

           (c) the formation or acquisition by a Borrower after the date hereof of one or more Subsidiaries incorporated or organized under the laws of any State of the United States of America; PROVIDED, THAT, promptly after the aggregate amount of all loans, advances, capital contributions or other investments or payments by Borrowers to, or for the acquisition of, such Subsidiaries or otherwise in connection therewith exceeds $100,000 (except as Lender may otherwise agree): (i) Borrowers shall cause such Subsidiaries to execute and deliver to Lender, in form and substance satisfactory to Lender, (A) an absolute and unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of such Subsidiaries, (C) related Uniform Commercial Code Financing Statements, and (D) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiaries to Lender, and (ii) the Borrower or Borrowers which are the owner(s) of the Capital Stock of such Subsidiaries shall (A) execute and deliver to Lender, in form and substance satisfactory to Lender, a pledge and security agreement granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiaries, and (B) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Lender shall require with respect to the perfection of Lender's security interests therein), (iii) the aggregate amount of all loans, advances, capital contributions or other investments or payments by Borrowers to, or for the acquisition of, such Subsidiaries or otherwise in connection therewith, shall not in the aggregate exceed $2,500,000, (iv) in the case of loans and advances, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans and advances shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement and with full recourse to the payee thereof, (v) as of the date of any such loan, advance, capital contribution or other investment or payment by any Borrower to, or for the acquisition of, such Subsidiaries or otherwise in connection therewith and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than

$7,500,000, and as of the date of any such loan, advance, capital contribution or other investment or payment by any Borrower to or for the acquisition of such Subsidiaries or otherwise in connection therewith and after giving effect thereto, the Excess Availability shall be not less than $7,000,000 and (vi) Lender shall have received (A) not less than ten (10) Business Days prior written notice of the formation or acquisition of such Subsidiaries and such information with respect thereto as Lender may request, and (B) true, correct and complete copies of all agreements, documents and instruments relating thereto;

           (d) guarantees by any Subsidiaries of Borrowers of the Obligations in favor of Lenders.

      7.9. PAYMENTS TO AFFILIATES. Pay any salaries, compensation, management fees, consulting fees, service fees, licensing fees, or other similar payments to Affiliates of any Borrower (except other Borrowers) other than on terms and conditions substantially as favorable to the Borrowers as would be obtainable by it in a comparable arm's length transaction with a person other than an Affiliate.

      7.10. USE OF PROCEEDS. Except as permitted by Section 7.6 hereof, use any of the proceeds of any Loans, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

      7.11. USE OF CREDITORS' RIGHTS PROVISION ARTICLES OR CERTIFICATES OF INCORPORATION. Employ, in connection with any Borrower's Indebtedness to Lender, any provision in any Borrower's articles or certificate of incorporation concerning creditors' rights. The parties hereto agree that money damages would be an inadequate remedy for any breach of this covenant. Therefore, in the event of a breach or threatened breach of this covenant, Lender or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other equitable relief in order to enforce, or prevent any violations of, the provisions of this Section 7.11.

      7.12. ADDITIONAL BANK ACCOUNTS. Directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 4.25 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such reasonable conditions thereto as Lender may establish and (b) as to any accounts used by any Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.


                                   SECTION 8

                  ADDITIONAL COLLATERAL AND RIGHT OF SET-OFF

      8.1. ADDITIONAL COLLATERAL. As additional collateral for the payment of any and all of the Obligations, Borrowers hereby grant to Lender a security interest in and lien upon all funds, balances or other property of any kind of the Borrowers, or in which the Borrowers have an interest, limited to the interest of the Borrowers therein, whether now or hereafter in the possession, custody or control of Lender.

      8.2. RIGHT OF SET-OFF. Lender is hereby authorized at any time and from time to time, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Obligations at any time owing by Lender to or for the credit or the account of a Borrower against any and all of the obligations of a Borrower now or hereafter existing under this Agreement, the Note or any other Financing Agreement, irrespective of whether Lender shall have made any demand under this Agreement, or the Note or such other Financing Agreement and although such obligations may be unmatured and irrespective of whether Lender is otherwise fully secured. Lender agrees promptly to notify dELiA*s after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this
Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.


                                   SECTION 9

                                    DEFAULT

      9.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default hereunder:

           (a) if Borrowers shall fail to pay any of the Obligations when due;
or

           (b) if any representation or warranty made herein or in any of the other Financing Agreements or in connection herewith or therewith or in any statement, certificate or other document furnished hereunder or thereunder is false or misleading in any material respect when made; or

           (c) if any Borrower shall default (after expiration of any applicable cure or grace periods) in the payment or performance of any Indebtedness either singly or in the aggregate in excess of $1,000,000 whether now or hereafter incurred, or shall default (after expiration of any applicable cure or grace periods) in the payment or performance of any other Indebtedness or obligation which is reasonably likely to result in an obligation in excess of $1,000,000; or

           (d) if there shall be a default in or failure to observe the covenants set forth in Section 7 hereof; or

           (e) if any Borrower shall default in the performance of any other agreement or covenant contained herein or in any of the other Financing Agreements (other than as provided in subsections (a), (b) or (d) above) or in any document executed or delivered in connection herewith or therewith, and such default shall continue uncured for twenty (20) days; or

           (f) if a Change of Control shall occur; or

           (g) if dELiA*s ceases to own, directly or indirectly, one hundred percent (100%) of the outstanding Capital Stock of each other Borrower;

           (h) if custody or control of any substantial part of the property of any Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, if any license, franchise or agreement of a Borrower shall be suspended, revoked, not renewed or otherwise terminated, the loss of which would reasonably be expected to have a Material Adverse Effect; or if any Governmental Authority or judicial body shall make any other final non-appealable determination the effect of which would have Material Adverse Effect; or

           (i) any default by any Borrower under any agreement, document or instrument relating to any Indebtedness owing to any person other than Lender, in any case in an amount in excess of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower under any Material Contract (including, without limitation, any of the Credit Card Agreements), or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Borrower to fund a reserve account or otherwise hold as collateral, or shall require any Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $250,000 or any Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts from any deposit account of any Borrower; or

           (j) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to such Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments, or shall send notice to any Borrower that it is terminating its arrangements with such Borrower as a result of any default under such arrangements or such arrangements shall terminate as a result of any default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within thirty (30) days after the date of any such notice; or

           (k) if any Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within sixty (60) days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if any Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if any Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or

           (l) any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, Borrowers have incurred or in the opinion of Borrowers are reasonably likely to incur liabilities in the aggregate in excess of $1,000,000; or

           (m) if any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of $1,000,000 shall be rendered, issued or levied against any Borrower or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy (unless such judgment is covered by insurance and the insurer has acknowledged coverage in writing with respect thereto in form and substance satisfactory to Lender) but in any event if execution on any assets of any Borrower shall not at all times be effectively stayed; or

           (n) there shall be a material adverse change in the business or assets of Borrowers (taken as a whole) after the date hereof.

      9.2. REMEDIES. Upon the happening of any Event of Default and at any time thereafter, and by notice by Lender to dELiA*s (except if an Event of Default described in Section 9.1(k) shall occur with respect to any Borrower, in which case acceleration of the Obligations and termination of the obligation to make Loans and provide Letter of Credit Accommodations shall occur automatically without notice), Lender may (i) terminate the obligation to make Loans and provide Letter of Credit Accommodations, and (ii) declare all of the Obligations to be immediately due and payable. Upon such declaration, Lender shall have the immediate right to enforce or realize on any Collateral granted therefor in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any of the other Financing Agreements delivered in connection herewith, Lender shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

                                  SECTION 10

                        COLLECTIONS AND ADMINISTRATION

      10.1. BORROWERS' LOAN ACCOUNTS. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      10.2. STATEMENTS. Lender shall render to dELiA*s each month a statement setting forth the balance in Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been received by dELiA*s. Until such time as Lender shall have rendered to dELiA*s a written statement as provided above, the balance in a Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

      10.3. COLLECTION OF ACCOUNTS.

           (a) Borrowers shall establish and maintain, at their expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 4.25 hereto and after prior written notice to Lender, subject to
Section 7.12 hereof, such other banks as Borrowers may hereafter select as are acceptable to Lender. The banks set forth on Schedule 4.25 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of each Borrower or otherwise describes the nature of the use of such deposit account by each Borrower.

               (i) Borrowers shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of any Borrower on each Business Day into the deposit accounts of such Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 4.25. All such funds deposited into the separate deposit accounts shall be sent by wire transfer on a daily basis and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided in Section 10.3(a)(ii) below. Borrowers shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each retail store location of any Borrower are at any time deposited as provided above to send all funds deposited in such account by wire transfer on a daily basis to the

Blocked Accounts. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

               (ii) In addition to the other bank accounts of Borrowers, Borrowers shall establish and maintain, at their expense, deposit accounts with such banks as are acceptable to Lender (the "Blocked Accounts") into which Borrower shall promptly either cause all amounts on deposit in its deposit accounts used by each retail store location to be sent as provided in Section 10.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to any Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will at any time after notice from Lender wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Lender will only instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default shall exist or have occurred and be continuing or (ii) the aggregate amount of the outstanding Loans and Letter of Credit Accommodations at any time shall exceed the amount equal to fifty percent (50%) of the Borrowing Base at such time or (iii) Excess Availability shall be less than $5,000,000. Until such time as Lender shall instruct the depository banks at which the Blocked Accounts are maintained to remit the funds to the Payment Account, such funds in the Blocked Account shall be remitted to the operating disbursement accounts of Borrowers. In the event that at any time after Lender has instructed the depository banks to transfer such funds to the Payment Account, each of the conditions set forth in clauses (i), (ii) and (iii) above do not exist for a period of thirty (30) consecutive days, upon dELiA*s written request, Lender shall instruct such depository banks to transfer the funds on deposit in such accounts to such operating disbursement accounts of Borrowers as dELiA*s may specify in writing to Lender until such time as Lender is entitled to notify the depository banks otherwise as provided above. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

           (b) For purposes of calculating the amount of the Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day. For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day.

           (c) Borrowers and their Affiliates, acting as trustee for Lender, shall receive, as the property of Lender, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the bank accounts for the retail store locations set forth on
Schedule 4.25 hereto (or such other bank accounts as are established after the date hereof for purposes of receiving deposits from retail store locations) or the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender, PROVIDED, THAT, if at any time the Excess Availability shall be less than $500,000, Borrowers shall promptly upon Lender's request, cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall and such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with Borrowers' own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 10.3 shall survive the termination or non-renewal of this Agreement.

      10.4. PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 10.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from any Borrower or for the account of any Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines; PROVIDED, THAT, all such payments shall be applied to Prime Rate Loans before being applied to Libor Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 10.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 10.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      10.5. AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of Borrowers (or dELiA*s on behalf of Borrowers) or in accordance with the terms and conditions of this Agreement.

      10.6. APPOINTMENT OF AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

           (a) Each Borrower hereby irrevocably appoints and constitutes dELiA*s as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name or on behalf of such Borrower. Subject to the terms and conditions contained herein, Lenders may disburse the Loans to such bank account of a Borrower or dELiA*s or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as dELiA*s may designate or direct, without notice to any other Borrower or Obligor.

           (b) dELiA*s hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 10.6. dELiA*s shall ensure that the disbursement of any Loans to each Borrower requested by or paid to dELiA*s or the issuance of any Letter of Credit Accommodations for a Borrower hereunder shall be paid to or for the account of such Borrower.

           (c) Each Borrower hereby irrevocably appoints and constitutes dELiA*s as its agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

           (d) No purported termination of the appointment of dELiA*s as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Lender.

      10.7. COSTS AND EXPENSES. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and any Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.


                                  SECTION 11

                        ACKNOWLEDGMENT AND RESTATEMENT

      11.1. EXISTING OBLIGATIONS. Each Borrower hereby acknowledges, confirms and agrees that Borrowers jointly and severally are indebted to Lender (as assignee of the Existing Lender pursuant to the Assignment Agreement) for loans to Borrowers under the Existing Agreements, as of the opening of business on April 28, 2000 in the aggregate principal amount set forth on Schedule 11.1 hereof, together with all interest accrued and accruing thereon (to the extent applicable), and all costs, expenses and other charges relating thereto required to be paid pursuant to the terms of the Existing Agreements, all of which are, subject to the terms of the Existing Agreements, unconditionally owing by Borrowers to Lender, without offset, defense or counterclaim of any kind nature or description whatsoever.

      11.2. ACKNOWLEDGMENT OF SECURITY INTEREST. Each Borrower acknowledges, confirms and agrees that: (a) Lender has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Lender as assignee of the Existing Lender under the Assignment Agreement pursuant to the Existing Agreements, as well as any Collateral granted under the Financing Agreements or otherwise granted to or held by Lender, and (b) the liens and security interests of Lender in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether directly to Lender or to Lender as assignee of the Existing Lender under the Assignment Agreement or otherwise.

      11.3. EXISTING AGREEMENTS. Each Borrower hereby acknowledges, confirms and agrees that: (a) the Existing Agreements have been duly executed and delivered by each Borrower which is a party thereto and are in full of force and effect as of the date hereof, (b) the agreements and obligations of Borrowers contained in the Existing Agreements constitute the legal, valid and binding obligations of each Borrower which is a party thereto enforceable against it in accordance with its terms and Borrowers have no valid defense to the enforcement of such obligations, and (c) Lender is entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Agreements.

      11.4. RESTATEMENT.

           (a) Except as otherwise stated in Section 11.2 hereof and this
Section 11.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreements are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, EXCEPT THAT nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrowers for the Obligations heretofore incurred and the security interests, liens, and other interests in the Collateral heretofore granted, pledged and/or assigned by each Borrower to Lender (whether directly to Lender or to Lender as assignee of the Existing Lender under the Assignment Agreement or otherwise).

           (b) The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities, and indebtedness of Borrowers evidenced by or arising under the Existing Agreements, and the liens and security interests securing interests securing such other obligations, liabilities and indebtedness, which shall not in any manner be impaired, limited, terminated, waived, or released.

           (c) All loans, advances and other financial accommodations under the Existing Agreements and all other Obligations of Borrowers to Lender outstanding and unpaid as of the date hereof pursuant to the Existing Agreements or otherwise shall be deemed Obligations of Borrowers pursuant to the terms hereof, and shall constitute and be deemed Loans hereunder.


                                  SECTION 12

                       TERM OF AGREEMENT; MISCELLANEOUS

      12.1. TERM.

           (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date which is the third (3rd) anniversary of the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement and the other Financing Agreements at any time upon fifteen (15) days prior written notice to Lender. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines in good faith are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate to a Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

           (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

           (c) If for any reason this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

            Amount                           Period
            ------                           ------

(i) 3% of the Maximum Credit     From the date hereof to and
                                 including the first anniversary of
                                 the date hereof

(ii) 2% of the Maximum Credit    From the first anniversary of the date
                                 hereof including the second anniversary
                                 of the date hereof

(iii) 1% of the Maximum Credit   From the second anniversary of
                                 the date hereof to, but not
                                 including, the third anniversary
                                 of the date hereof, or if the term
                                 of this Agreement is extended, at
                                 any time prior to end of the then
                                 current term.

           (d) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement by Borrowers prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above, Borrowers shall (i) not be required to pay to Lender an early termination fee if such payments are made with the proceeds of initial loans and advances by First Union National Bank to Borrowers pursuant to a credit facility provided by First Union National Bank to Borrowers to replace the financing arrangements provided for herein and
(ii) only be required to pay fifty (50%) percent of the early termination fee that would otherwise be payable if each of the following conditions is satisfied: (A) no Default or Event of Default shall exist or have occurred and be continuing, (B) Lender shall have elected not to exercise the Borrowing Base Adjustment Option, (C) Lender shall have received notice in writing from Borrowers of their election to terminate this Agreement based on Lender electing not to exercise the Borrowing Base Adjustment Option within fifty-five (55) days after the date Lender notifies dELiA*s of Lender's election not to exercise the Borrowing Base Adjustment Option, and (D) Lender shall have received the full repayment of the Obligations and receipt of cash collateral as provided in
Section 12.1(a) above within ninety (90) days after the date Lender notifies dELiA*s of Lender's election not to exercise the Borrowing Base Adjustment Option.

           (e) In the event of termination of this Agreement, and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above, Lender, upon dELiA*s written request, and at Borrowers' expense, shall promptly (and in any event within five (5) Business Days of Lender's receipt of the request) notify each party to a Collateral Access Agreement, Credit Card Acknowledgment or Blocked Account agreement in writing of such termination. Such notification shall be on terms reasonably satisfactory to Lender.

      12.2. INDEMNIFICATION AND RELEASE PROVISIONS. Borrowers hereby agree to defend Lender and its directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest judgments, costs, or expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by any of them arising out of claims by any third party relating to or in connection with or by reason of this Agreement, the other Financing Agreements, the issuance or negotiation of any Letter of Credit Accommodations, the making of any Loan or any Collateral, other than those resulting primarily from any such party's own wilful misconduct or gross negligence, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to any of the Borrowers' properties or assets. Borrowers hereby release Lender and its directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them other than those resulting primarily from any such party's own wilful misconduct or gross negligence. All obligations provided for in this Section 12.2 shall survive any termination of this Agreement and the repayment of the Obligations.


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

      12.3. PARTICIPATIONS AND ASSIGNMENTS. Borrowers hereby acknowledge and agree that Lender may at any time: (a) grant participations in all or any portion of the financing arrangements provided for herein (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); PROVIDED, THAT: (i) all amounts payable by Borrowers hereunder shall be determined as if Lender had not granted such Participations; and (ii) any agreement pursuant to which Lender may grant a Participation: (A) shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder; and (B) shall not relieve Lender from its obligations, which shall remain absolute, to make Loans hereunder; and (b) assign all or any portion of the financing arrangements provided for herein, including an assignment to a Federal Reserve Lender. Borrowers may not assign or transfer their rights or obligations hereunder to any other party, including by operation of law, without the express prior written consent of Lender.

      12.4. INTERPRETATIVE PROVISIONS.

           (a) All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

           (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

           (c) All references to any Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

           (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           (e) The word "including" when used in this Agreement shall mean "including, without limitation".

           (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 12.9 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

           (g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

           (h) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

           (i) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

           (j) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

      12.5. BINDING AND GOVERNING LAW. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and, except as may be required by mandatory provisions of applicable law, shall be governed as to their validity, interpretation and effect by the laws of the State of New York without reference to conflict of laws principles.

      12.6. SURVIVAL. All agreements, representations, warranties and covenants of Borrowers contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loans hereunder, and will continue in full force and effect as long as any Obligations remain outstanding.

      12.7. NO WAIVER; DELAY. If Lender shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon the later occurrence or recurrence of any of said events with respect to Lender. No delay by Lender in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Lender's powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      12.8. ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      12.9. MODIFICATION; WAIVER. Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.


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

      12.10. HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

      12.11. NOTICES. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given when received if in writing and delivered by hand, mailed (registered or certified mail) or sent by facsimile transmission (with confirmation of transmission) to Lender or to any Borrower at the respective addresses or telecopier numbers set forth below, or to any party at such other addresses or telecopier numbers as may be given by any party to the others in writing:

               If to any Borrower:

                   dELiA*s Inc.
                   435 Hudson Street
                   New York, New York  10014
                   Attention:  Mr. James Cooper, Chief Financial Officer
                   Telecopier:  (212) 590-6310

               with a copy to:

                   Proskauer Rose LLP
                   1585 Broadway
                   New York, New York  10036-8299
                   Attention:  Jeffrey A. Horwitz, Esquire
                   Telecopier:  (212) 969-2900

               if to Lender:

                   Congress Financial Corporation
                   1133 Avenue of the Americas
                   New York, New York  10036
                   Attention:  Mr. Laurence S. Forte
                   Telecopier:  (212) 840-6259

Failure to provide a copy of any notice or other communication to counsel as provided above shall not affect the validity or effect of such notice or other communication.

      12.12. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

      12.13. TIME OF DAY. All time of day restrictions imposed herein shall be calculated using Lender's local time.


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

      12.14. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      12.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

      12.16. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each Borrower irrevocably appoints each officer of dELiA*s as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement, the Note, any of the other Financing Agreements, any Letter of Credit Accommodation or any of the Collateral; each Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of New York or in the United States District Court for the Southern District of New York by service of process on any officer of dELiA*s; and each Borrower agrees that the courts of the State of New York and the United States District Court for the Southern District of New York shall have jurisdiction with respect to the subject matter hereof and the person of each Borrower and the Collateral. Notwithstanding the foregoing, Lender, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which any Borrower may be found or in which any of its properties or Collateral may be located.

      12.17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE, OR ANY OTHER FINANCING AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S ENTERING INTO THIS AGREEMENT.

      12.18. ACKNOWLEDGMENTS. EACH BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTION 12.17 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO SUCH BORROWER BY SUCH COUNSEL.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, as applicable, have executed this Agreement the day and year first above written.

                                     dELiA*s INC.


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     dELiA*s DISTRIBUTION COMPANY


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     dELiA*s FOREIGN SALES CORPORATION


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     dELiA*s OPERATING COMPANY


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     dELiA*s PROPERTIES INC.

                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     dELiA*s RETAIL COMPANY


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President

                             [EXECUTIONS CONTINUED]


                                     SCREEEM! INC.


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     STORYBOOK INC.


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     TSI SOCCER CORPORATION


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     TSI RETAIL COMPANY


                                     By: /s/ TIMOTHY B. SCHMIDT
                                         ------------------------------------
                                         Name: Timothy B. Schmidt
                                         Title: Senior Vice President


                                     CONGRESS FINANCIAL CORPORATION


                                     By: /s/ VIRGINIA J. PULVERENTI
                                         ------------------------------------
                                        Name: Virginia J. Pulverenti
                                        Title: First Vice President

                                   SCHEDULE 1

                                    Borrowers


               dELiA*s Inc.
               dELiA*s Distribution Company
               dELiA*s Foreign Sales Corporation
               dELiA*s Operating Company
               dELiA*s Properties Inc.
               dELiA*s Retail Company
               Screeem! Inc.
               Storybook Inc.
               TSI Soccer Corporation
               TSI Retail Company